FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-195164-14

Wells Fargo Commercial Mortgage Trust 2015-NXS3 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., or Natixis Securities Americas LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on cthe securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code
1	One Court Square	Natixis		1 Court Square	Long Island City	NY	11101
2	Huntington by the Sea	Natixis		21871 Newland Street	Huntington Beach	CA	92646
3	Yosemite Resorts	Natixis		Various	El Portal	CA	95318
3.01	Yosemite View Lodge	Natixis		11136 State Highway 140	El Portal	CA	95318
3.02	Yosemite Cedar Lodge	Natixis		9966 Highway 140	El Portal	CA	95318
4	Northline Commons	WFB		4400 North Highway; 15, 85 & 95 East Crosstimbers Street	Houston	TX	77022
5	Hilton Nashville	WFB		121 Fourth Avenue South	Nashville	TN	37201
6	11 Madison Avenue	WFB		11 Madison Avenue	New York	NY	10010
7	Hacienda Center	Natixis		NWC Colima Road and South Azusa Avenue	Hacienda Heights	CA	91745
8	Manhattan Gateway Shopping Center	Natixis		1800 Rosecrans Avenue	Manhattan Beach	CA	90266
9	Imperial Village	WFB		11020-11352 Crenshaw Boulevard	Inglewood	CA	90303
10	Paper Factory Hotel	SPREF		37-06 36th Street	Long Island City	NY	11101
11	Lowe’s - San Bruno	WFB		1340 El Camino Real	San Bruno	CA	94066
12	Cooper’s Crossing	SPREF		4085 Warner Avenue	Landover Hills	MD	20748
13	3011 North First Street	Natixis		3011 North First Street	San Jose	CA	95134
14	722 12th Street NW	Natixis		722 12th Street NW	Washington	DC	20005
15	The Parking Spot LAX	WFB		9101 South Sepulveda Boulevard	Los Angeles	CA	90045
16	Fremont Technology Park	WFB		46400-46446 Fremont Boulevard	Fremont	CA	94538
17	Royal Oaks Apartments	SPREF		3200 Stirling Road	Hollywood	FL	33021
18	University Office Plaza	Natixis		256-263 Chapman Road	Newark	DE	19702
19	10203 Santa Monica Boulevard	Natixis		10203 Santa Monica Boulevard	Los Angeles	CA	90025
20	Fresh Market Plaza	Natixis		46 and 52 Marion Avenue	Saratoga Springs	NY	12866
21	100 East Walton	SPREF		100 East Walton Street	Chicago	IL	60611
22	Haines City Mall	SPREF		600 US Highway 17-92 West	Haines City	FL	33844
23	Meadowlark Gardens Owners, Inc.	NCB		196-12/66 67th Avenue, 196-11/71 69th Avenue, 196-12/74 69th Avenue, 196-11/73 73rd Avenue, 67-02/12 197th Street, 67-42/52 197th Street, 69-02/12 197th Street, 69-46/56 197th Street	Flushing	NY	11365
24	Creekwood Apartments	SPREF		8343 Hogan Road	Jacksonville	FL	32216
25	Extra Space Storage - Cockeysville	WFB		11150 York Road	Cockeysville	MD	21030
26	Holiday Inn - New Tampa	SPREF		8310 Galbraith Road	Tampa	FL	33647
27	Sheraton Suites Chicago - Elk Grove	SPREF		121 Northwest Point Boulevard	Elk Grove Village	IL	60007
28	Birchwood on the Green Owners Corp.	NCB		2800 Wilshire Lane	Oakdale	NY	11769
29	Chagrin Plaza Beachwood	Natixis		23611, 23711 & 23811 Chagrin Boulevard	Beachwood	OH	44122
30	Dollar General Portfolio	Natixis		Various	Various	CA	Various
30.01	Vallejo	Natixis		920 Tuolumne Street	Vallejo	CA	94590
30.02	Antioch	Natixis		20 West 10th Street	Antioch	CA	94509
30.03	Winters	Natixis		176 East Grant Avenue	Winters	CA	95694
31	Miraloma Red Gum Business Park	WFB		2901, 2905, 2911, 2921, 2941 East Miraloma Avenue; 1325, 1345 North Red Gum Street	Anaheim	CA	92806
32	Redwood Apartments - Texas	WFB		1001 East Fern Avenue	McAllen	TX	78501
33	Willow Glen Plaza	WFB		1102, 1120 and 1130 Bird Avenue	San Jose	CA	95125
34	Budget Self Storage	WFB		555 Roseland Avenue	Santa Rosa	CA	95407
35	Price Chopper Plaza	Natixis		795 East Main Street	Cobleskill	NY	12043
36	The Fort Tryon Corp.	NCB		689 Fort Washington Avenue	New York	NY	10040
37	Stevenson Retail Center	WFB		5741-5763 Stevenson Boulevard	Newark	CA	94560
38	Holiday Inn Express & Suites - Reidsville	SPREF		101 Express Drive	Reidsville	NC	27320
39	Walgreens – Clarkston	WFB		425 Bridge Street	Clarkston	WA	99403
40	Vista La Jolla	Natixis		4747 Morena Boulevard	San Diego	CA	92117
41	831 Latour Court	WFB		831 Latour Court	Napa	CA	94558
42	CVS - Frankfort	WFB		201 South Jackson Street	Frankfort	IN	46041
43	Rainbow Towne Storage	WFB		6995 West Dewey Drive	Las Vegas	NV	89113
44	14120 Crosby Lynchburg Road	Natixis		14120 Crosby Lynchburg Road	Crosby	TX	77532
45	Tudor Arms Owners Corp.	NCB		31 Pondfield Road West	Yonkers	NY	10708
46	Green Township Self Storage	WFB		6128 Harrison Avenue	Cincinnati	OH	45247
47	The Manton House Corp.	NCB		139-05 85th Drive	Briarwood	NY	11435
48	USCBP 10 Airport Road Shelby	Natixis		10 Airport Road	Shelby	MT	59474
49	111 Tenants Corp.	NCB		111 East 75th Street	New York	NY	10021
50	606 Locust Avenue	Natixis		606 Locust Avenue	Victoria	TX	77901
51	49 East Owners Corp.	NCB		49 East 12th Street	New York	NY	10003
52	Monroe Retail Center	WFB		15045 North Kelsey Street	Monroe	WA	98272
53	Parkside Association, Inc.	NCB		549-561 41st Street	Brooklyn	NY	11232
54	East 72 Tenants Corp.	NCB		31 East 72nd Street	New York	NY	10021
55	Carolyn Court Owners, Inc.	NCB		314 Livingston Avenue	Mamaroneck	NY	10543
56	Bellcourt Owners, Inc.	NCB		36-06 213th Street	Bayside	NY	11361

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(2)(5)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)	Original Balance ($)(3)	Cut-off Date Balance ($)(3)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date
1	One Court Square	Office	CBD	1989	2014	1,401,609	Sq. Ft.	225	80,000,000	80,000,000	9.8%	80,000,000	N	9/1/2015
2	Huntington by the Sea	Manufactured Housing Community	Manufactured Housing Community	1963	2015	306	Pads	245,098	75,000,000	75,000,000	9.2%	65,486,887	N	8/3/2015
3	Yosemite Resorts	Hospitality	Full Service	Various	2015	536	Rooms	158,376	66,000,000	65,914,031	8.1%	53,473,689	N	9/1/2015
3.01	Yosemite View Lodge	Hospitality	Full Service	1990	2015	327	Rooms		48,141,176	48,078,469	5.9%
3.02	Yosemite Cedar Lodge	Hospitality	Full Service	1984	2015	209	Rooms		17,858,824	17,835,561	2.2%
4	Northline Commons	Retail	Anchored	2007		445,140	Sq. Ft.	146	65,000,000	65,000,000	8.0%	65,000,000	N	9/11/2015
5	Hilton Nashville	Hospitality	Full Service	2000	2014	330	Rooms	377,859	50,000,000	49,877,353	6.1%	40,596,108	N	7/22/2015
6	11 Madison Avenue	Office	CBD	1932	2015	2,285,043	Sq. Ft.	334	35,000,000	35,000,000	4.3%	35,000,000	N	8/18/2015
7	Hacienda Center	Retail	Anchored	1974		122,403	Sq. Ft.	272	33,300,000	33,300,000	4.1%	30,530,283	N	8/4/2015
8	Manhattan Gateway Shopping Center	Retail	Anchored	1999		82,000	Sq. Ft.	378	31,000,000	31,000,000	3.8%	28,312,202	N	7/31/2015
9	Imperial Village	Retail	Anchored	1956	1999	148,592	Sq. Ft.	168	25,000,000	25,000,000	3.1%	25,000,000	N	8/31/2015
10	Paper Factory Hotel	Hospitality	Full Service	1915	2013	123	Rooms	203,252	25,000,000	25,000,000	3.1%	23,689,140	N	7/10/2015
11	Lowe’s - San Bruno	Retail	Single Tenant	1990	2000	106,854	Sq. Ft.	231	24,630,000	24,630,000	3.0%	22,584,357	N	9/1/2015
12	Cooper’s Crossing	Multifamily	Garden	1966	2008	727	Units	60,523	21,700,000	21,700,000	2.7%	20,735,991	N	2/27/2015
13	3011 North First Street	Office	Office/R&D	1980	2013	146,159	Sq. Ft.	144	21,000,000	21,000,000	2.6%	19,225,449	N	8/5/2015
14	722 12th Street NW	Office	CBD	1903		34,577	Sq. Ft.	470	16,250,000	16,250,000	2.0%	14,284,713	N	7/10/2015
15	The Parking Spot LAX	Other	Parking Garage	2003		2,081	Spaces	7,668	16,000,000	15,957,300	2.0%	9,750,604	N	8/28/2015
16	Fremont Technology Park	Industrial	Flex	1999		139,429	Sq. Ft.	99	13,850,000	13,850,000	1.7%	11,869,268	N	9/8/2015
17	Royal Oaks Apartments	Multifamily	Garden	2008		69	Units	188,406	13,000,000	13,000,000	1.6%	12,636,431	N	8/31/2015
18	University Office Plaza	Office	Suburban	1971		184,334	Sq. Ft.	65	12,000,000	12,000,000	1.5%	11,166,857	N	8/4/2015
19	10203 Santa Monica Boulevard	Office	CBD	1964	2006	26,554	Sq. Ft.	452	12,000,000	11,993,711	1.5%	11,113,342	N	9/3/2015
20	Fresh Market Plaza	Retail	Anchored	2013		39,829	Sq. Ft.	220	10,950,000	10,950,000	1.3%	9,467,362	N	9/11/2015
21	100 East Walton	Mixed Use	Retail/Office	1978		46,737	Sq. Ft.	198	9,250,000	9,250,000	1.1%	9,250,000	N	8/6/2015
22	Haines City Mall	Retail	Anchored	1966	2004	122,114	Sq. Ft.	74	9,000,000	9,000,000	1.1%	8,263,076	N	9/11/2015
23	Meadowlark Gardens Owners, Inc.	Multifamily	Cooperative	1949	1993	287	Units	30,617	8,800,000	8,787,001	1.1%	6,955,222	N	8/27/2015
24	Creekwood Apartments	Multifamily	Garden	1975		176	Units	47,159	8,300,000	8,300,000	1.0%	6,904,148	N	9/11/2015
25	Extra Space Storage - Cockeysville	Self Storage	Self Storage	2002		68,375	Sq. Ft.	117	8,000,000	8,000,000	1.0%	6,663,818	N	9/2/2015
26	Holiday Inn - New Tampa	Hospitality	Limited Service	2003	2014	100	Rooms	75,908	7,600,000	7,590,783	0.9%	6,238,600	N	8/20/2015
27	Sheraton Suites Chicago - Elk Grove	Hospitality	Full Service	1990	2008	253	Rooms	29,644	7,500,000	7,500,000	0.9%	7,169,402	N	7/7/2015
28	Birchwood on the Green Owners Corp.	Multifamily	Cooperative	1967	2012	335	Units	22,355	7,500,000	7,488,843	0.9%	5,919,040	N	9/1/2015
29	Chagrin Plaza Beachwood	Office	Suburban	1973		113,084	Sq. Ft.	57	6,500,000	6,500,000	0.8%	5,582,271	N	8/26/2015
30	Dollar General Portfolio	Retail	Single Tenant	Various	Various	32,959	Sq. Ft.	195	6,450,000	6,434,188	0.8%	5,237,432	N	7/29/2015
30.01	Vallejo	Retail	Single Tenant	1951	2014	11,357	Sq. Ft.		2,404,728	2,398,833	0.3%
30.02	Antioch	Retail	Single Tenant	1950	2014	12,600	Sq. Ft.		2,159,348	2,154,054	0.3%
30.03	Winters	Retail	Single Tenant	2014		9,002	Sq. Ft.		1,885,924	1,881,301	0.2%
31	Miraloma Red Gum Business Park	Industrial	Flex	1989	2006	164,496	Sq. Ft.	37	6,050,000	6,050,000	0.7%	5,556,240	N	9/10/2015
32	Redwood Apartments - Texas	Multifamily	Garden	2004		70	Units	78,473	5,500,000	5,493,080	0.7%	4,484,903	N	9/1/2015
33	Willow Glen Plaza	Retail	Anchored	1990		27,820	Sq. Ft.	192	5,350,000	5,350,000	0.7%	4,563,171	N	7/30/2015
34	Budget Self Storage	Self Storage	Self Storage	1976		84,664	Sq. Ft.	63	5,300,000	5,300,000	0.7%	4,854,412	N	9/1/2015
35	Price Chopper Plaza	Retail	Anchored	1970		110,932	Sq. Ft.	47	5,250,000	5,236,267	0.6%	4,215,709	N	7/29/2015
36	The Fort Tryon Corp.	Multifamily	Cooperative	1926	2006	79	Units	65,726	5,200,000	5,192,319	0.6%	4,109,905	N	8/3/2015
37	Stevenson Retail Center	Retail	Unanchored	1978		30,844	Sq. Ft.	162	5,000,000	5,000,000	0.6%	4,159,827	N	8/28/2015
38	Holiday Inn Express & Suites - Reidsville	Hospitality	Limited Service	2000	2011	73	Rooms	66,052	4,830,000	4,821,804	0.6%	3,602,365	N	8/20/2015
39	Walgreens – Clarkston	Retail	Single Tenant	2015		14,550	Sq. Ft.	323	4,700,000	4,700,000	0.6%	4,313,160	N	7/31/2015
40	Vista La Jolla	Office	Suburban	1985		39,950	Sq. Ft.	109	4,350,000	4,350,000	0.5%	3,760,174	N	8/31/2015
41	831 Latour Court	Industrial	Flex	1987	2013	37,631	Sq. Ft.	109	4,100,000	4,100,000	0.5%	3,609,479	N	9/1/2015
42	CVS - Frankfort	Retail	Single Tenant	2014		13,225	Sq. Ft.	309	4,093,993	4,086,752	0.5%	3,021,894	N	8/19/2015
43	Rainbow Towne Storage	Self Storage	Self Storage	2001		77,461	Sq. Ft.	48	3,700,000	3,700,000	0.5%	3,100,568	N	9/3/2015
44	14120 Crosby Lynchburg Road	Office	Medical	2015		10,500	Sq. Ft.	326	3,435,250	3,427,650	0.4%	2,835,779	N	7/17/2015
45	Tudor Arms Owners Corp.	Multifamily	Cooperative	1920	NAV	56	Units	56,166	3,150,000	3,145,314	0.4%	2,485,998	N	8/26/2015
46	Green Township Self Storage	Self Storage	Self Storage	2005		88,300	Sq. Ft.	31	2,700,000	2,700,000	0.3%	2,700,000	N	8/4/2015
47	The Manton House Corp.	Multifamily	Cooperative	1950	1999	47	Units	48,864	2,300,000	2,296,603	0.3%	1,817,842	N	8/20/2015
48	USCBP 10 Airport Road Shelby	Office	Suburban	1985		16,292	Sq. Ft.	131	2,150,000	2,139,960	0.3%	1,761,075	N	5/14/2015
49	111 Tenants Corp.	Multifamily	Cooperative	1925	2002	36	Units	55,556	2,000,000	2,000,000	0.2%	2,000,000	N	8/31/2015
50	606 Locust Avenue	Office	Medical	2009		9,000	Sq. Ft.	216	1,950,000	1,947,670	0.2%	1,604,890	N	8/17/2015
51	49 East Owners Corp.	Multifamily	Cooperative	1895	2008	44	Units	36,333	1,600,000	1,598,643	0.2%	1,411,189	N	8/3/2015
52	Monroe Retail Center	Retail	Unanchored	1995		10,800	Sq. Ft.	148	1,600,000	1,597,636	0.2%	1,253,916	N	8/19/2015
53	Parkside Association, Inc.	Multifamily	Cooperative	1927	1995	40	Units	37,447	1,500,000	1,497,862	0.2%	1,194,190	N	8/5/2015
54	East 72 Tenants Corp.	Multifamily	Cooperative	1916	2008	28	Units	53,493	1,500,000	1,497,800	0.2%	1,187,286	N	8/13/2015
55	Carolyn Court Owners, Inc.	Multifamily	Cooperative	1925	2008	33	Units	30,262	1,000,000	998,659	0.1%	805,751	N	8/31/2015
56	Bellcourt Owners, Inc.	Multifamily	Cooperative	1950	2009	35	Units	28,530	1,000,000	998,536	0.1%	791,813	N	9/1/2015

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type
1	One Court Square	10/5/2015	9/5/2020		9/5/2020		3.89300%	0.00250%	0.00560%	0.00500%	0.00050%	3.87940%	Actual/360	263,858.89	Interest-only, Balloon
2	Huntington by the Sea	9/5/2015	8/5/2018	9/5/2018	8/5/2025		4.39000%	0.00150%	0.00560%	0.00500%	0.00050%	4.37740%	Actual/360	375,127.79	Interest-only, Amortizing Balloon
3	Yosemite Resorts	10/5/2015		10/5/2015	9/5/2025		4.56000%	0.00150%	0.00560%	0.00500%	0.00050%	4.54740%	Actual/360	336,769.36	Amortizing Balloon
3.01	Yosemite View Lodge
3.02	Yosemite Cedar Lodge
4	Northline Commons	10/11/2015	9/11/2025		9/11/2025		4.60000%	0.00150%	0.00560%	0.01500%	0.00050%	4.57740%	Actual/360	253,319.44	Interest-only, Balloon
5	Hilton Nashville	9/11/2015		9/11/2015	8/11/2025		4.62000%	0.00000%	0.00560%	0.01500%	0.00050%	4.59890%	Actual/360	256,920.16	Amortizing Balloon
6	11 Madison Avenue	10/6/2015	9/6/2025		9/6/2025		3.56020%	0.00000%	0.00560%	0.00375%	0.00050%	3.55035%	Actual/360	105,281.38	Interest-only, Balloon
7	Hacienda Center	9/5/2015	8/5/2020	9/5/2020	8/5/2025		4.62000%	0.00150%	0.00560%	0.00500%	0.00050%	4.60740%	Actual/360	171,108.82	Interest-only, Amortizing Balloon
8	Manhattan Gateway Shopping Center	9/5/2015	8/5/2020	9/5/2020	8/5/2025		4.38000%	0.00150%	0.00560%	0.00500%	0.00050%	4.36740%	Actual/360	154,869.87	Interest-only, Amortizing Balloon
9	Imperial Village	10/11/2015	9/11/2025		9/11/2025		4.50000%	0.00150%	0.00560%	0.00500%	0.00050%	4.48740%	Actual/360	95,312.50	Interest-only, Balloon
10	Paper Factory Hotel	9/6/2015	8/6/2016	9/6/2016	8/6/2020		5.76000%	0.00150%	0.00560%	0.00500%	0.00050%	5.74740%	Actual/360	146,052.07	Interest-only, Amortizing Balloon
11	Lowe’s - San Bruno	10/11/2015	9/11/2020	10/11/2020	9/11/2025		4.63000%	0.00150%	0.00560%	0.00500%	0.00050%	4.61740%	Actual/360	126,706.28	Interest-only, Amortizing Balloon
12	Cooper’s Crossing	4/6/2015	3/6/2017	4/6/2017	3/6/2020		4.97400%	0.00000%	0.00560%	0.01250%	0.00050%	4.95540%	Actual/360	116,145.72	Interest-only, Amortizing Balloon
13	3011 North First Street	9/5/2015	6/5/2020	7/5/2020	6/5/2025		4.52860%	0.00150%	0.00560%	0.00500%	0.00050%	4.51600%	Actual/360	106,761.08	Interest-only, Amortizing Balloon
14	722 12th Street NW	9/5/2015	8/5/2018	9/5/2018	8/5/2025		4.68250%	0.00150%	0.00560%	0.00500%	0.00050%	4.66990%	Actual/360	84,107.80	Interest-only, Amortizing Balloon
15	The Parking Spot LAX	10/11/2015		10/11/2015	9/11/2025		4.19000%	0.00150%	0.00560%	0.00500%	0.00050%	4.17740%	Actual/360	98,566.20	Amortizing Balloon
16	Fremont Technology Park	10/11/2015	9/11/2017	10/11/2017	9/11/2025		4.63000%	0.00150%	0.00560%	0.00500%	0.00050%	4.61740%	Actual/360	71,249.77	Interest-only, Amortizing Balloon
17	Royal Oaks Apartments	10/6/2015	9/6/2018	10/6/2018	9/6/2020		5.13000%	0.00150%	0.00560%	0.00500%	0.00050%	5.11740%	Actual/360	70,823.31	Interest-only, Amortizing Balloon
18	University Office Plaza	9/5/2015	8/5/2016	9/5/2016	8/5/2020		4.24300%	0.00150%	0.00560%	0.00500%	0.00050%	4.23040%	Actual/360	58,983.62	Interest-only, Amortizing Balloon
19	10203 Santa Monica Boulevard	10/5/2015		10/5/2015	9/5/2025		5.84200%	0.00150%	0.00560%	0.00500%	0.00050%	5.82940%	Actual/360	64,708.78	Amortizing Balloon
20	Fresh Market Plaza	11/5/2015	10/5/2017	11/5/2017	10/5/2025		4.97000%	0.00150%	0.00560%	0.00500%	0.00050%	4.95740%	Actual/360	58,581.37	Interest-only, Amortizing Balloon
21	100 East Walton	9/6/2015	8/6/2025		8/6/2025		4.49400%	0.00150%	0.00560%	0.00500%	0.00050%	4.48140%	Actual/360	35,218.60	Interest-only, Balloon
22	Haines City Mall	11/6/2015	10/6/2020	11/6/2020	10/6/2025		4.71000%	0.00150%	0.00560%	0.00500%	0.00050%	4.69740%	Actual/360	46,731.51	Interest-only, Amortizing Balloon
23	Meadowlark Gardens Owners, Inc.	10/1/2015		10/1/2015	9/1/2025		3.86000%	0.00150%	0.00560%	0.08000%	0.00050%	3.77240%	Actual/360	41,305.40	Amortizing Balloon
24	Creekwood Apartments	11/6/2015	4/6/2016	5/6/2016	10/6/2025		4.94000%	0.00150%	0.00560%	0.00500%	0.00050%	4.92740%	Actual/360	44,252.34	Interest-only, Amortizing Balloon
25	Extra Space Storage - Cockeysville	10/11/2015	9/11/2016	10/11/2016	9/11/2025		4.55000%	0.00150%	0.00560%	0.00500%	0.00050%	4.53740%	Actual/360	40,772.84	Interest-only, Amortizing Balloon
26	Holiday Inn - New Tampa	10/6/2015		10/6/2015	9/6/2025		4.95000%	0.00150%	0.00560%	0.00500%	0.00050%	4.93740%	Actual/360	40,566.52	Amortizing Balloon
27	Sheraton Suites Chicago - Elk Grove	9/6/2015	8/6/2017	9/6/2017	8/6/2020		5.01750%	0.00150%	0.00560%	0.00500%	0.00050%	5.00490%	Actual/360	40,341.87	Interest-only, Amortizing Balloon
28	Birchwood on the Green Owners Corp.	10/1/2015		10/1/2015	9/1/2025		3.82000%	0.00150%	0.00560%	0.08000%	0.00050%	3.73240%	Actual/360	35,032.25	Amortizing Balloon
29	Chagrin Plaza Beachwood	10/5/2015	9/5/2017	10/5/2017	9/5/2025		4.71100%	0.00150%	0.00560%	0.00500%	0.00050%	4.69840%	Actual/360	33,754.45	Interest-only, Amortizing Balloon
30	Dollar General Portfolio	9/5/2015		9/5/2015	8/5/2025		4.62300%	0.00150%	0.00560%	0.00500%	0.00050%	4.61040%	Actual/360	33,154.28	Amortizing Balloon
30.01	Vallejo
30.02	Antioch
30.03	Winters
31	Miraloma Red Gum Business Park	10/11/2015	9/11/2020	10/11/2020	9/11/2025		4.73000%	0.00150%	0.00560%	0.03500%	0.00050%	4.68740%	Actual/360	31,486.77	Interest-only, Amortizing Balloon
32	Redwood Apartments - Texas	10/11/2015		10/11/2015	9/11/2025		4.75000%	0.00150%	0.00560%	0.00500%	0.00050%	4.73740%	Actual/360	28,690.60	Amortizing Balloon
33	Willow Glen Plaza	9/11/2015	8/11/2017	9/11/2017	8/11/2025		4.45000%	0.00150%	0.00560%	0.00500%	0.00050%	4.43740%	Actual/360	26,948.95	Interest-only, Amortizing Balloon
34	Budget Self Storage	10/11/2015	9/11/2020	10/11/2020	9/11/2025		4.56000%	0.00150%	0.00560%	0.00500%	0.00050%	4.54740%	Actual/360	27,043.60	Interest-only, Amortizing Balloon
35	Price Chopper Plaza	9/5/2015		9/5/2015	8/5/2025		4.30000%	0.00150%	0.00560%	0.00500%	0.00050%	4.28740%	Actual/360	25,980.75	Amortizing Balloon
36	The Fort Tryon Corp.	10/1/2015		10/1/2015	9/1/2025		3.86000%	0.00150%	0.00560%	0.08000%	0.00050%	3.77240%	Actual/360	24,407.73	Amortizing Balloon
37	Stevenson Retail Center	10/11/2015	9/11/2016	10/11/2016	9/11/2025		4.51000%	0.00150%	0.00560%	0.00500%	0.00050%	4.49740%	Actual/360	25,363.98	Interest-only, Amortizing Balloon
38	Holiday Inn Express & Suites - Reidsville	10/6/2015		10/6/2015	9/6/2025		4.93000%	0.00150%	0.00560%	0.00500%	0.00050%	4.91740%	Actual/360	28,039.06	Amortizing Balloon
39	Walgreens – Clarkston	9/11/2015	8/11/2020	9/11/2020	8/11/2025		4.68000%	0.00150%	0.00560%	0.00500%	0.00050%	4.66740%	Actual/360	24,319.51	Interest-only, Amortizing Balloon
40	Vista La Jolla	10/5/2015	9/5/2017	10/5/2017	9/5/2025		4.96300%	0.00150%	0.00560%	0.00500%	0.00050%	4.95040%	Actual/360	23,253.47	Interest-only, Amortizing Balloon
41	831 Latour Court	10/11/2015	9/11/2018	10/11/2018	9/11/2025		4.75000%	0.00150%	0.00560%	0.00500%	0.00050%	4.73740%	Actual/360	21,387.54	Interest-only, Amortizing Balloon
42	CVS - Frankfort	10/11/2015		10/11/2015	9/11/2025		4.65000%	0.00150%	0.00560%	0.00500%	0.00050%	4.63740%	Actual/360	23,105.71	Amortizing Balloon
43	Rainbow Towne Storage	10/11/2015	9/11/2016	10/11/2016	9/11/2025		4.75000%	0.00150%	0.00560%	0.00500%	0.00050%	4.73740%	Actual/360	19,300.95	Interest-only, Amortizing Balloon
44	14120 Crosby Lynchburg Road	9/5/2015		9/5/2015	8/5/2025		5.12000%	0.00150%	0.00560%	0.00500%	0.00050%	5.10740%	Actual/360	18,693.92	Amortizing Balloon
45	Tudor Arms Owners Corp.	10/1/2015		10/1/2015	9/1/2025		3.82000%	0.00150%	0.00560%	0.08000%	0.00050%	3.73240%	Actual/360	14,713.54	Amortizing Balloon
46	Green Township Self Storage	9/11/2015	8/11/2025		8/11/2025		4.28000%	0.00150%	0.00560%	0.00500%	0.00050%	4.26740%	Actual/360	9,790.50	Interest-only, Balloon
47	The Manton House Corp.	10/1/2015		10/1/2015	9/1/2025		3.86000%	0.00150%	0.00560%	0.08000%	0.00050%	3.77240%	Actual/360	10,795.73	Amortizing Balloon
48	USCBP 10 Airport Road Shelby	7/5/2015		7/5/2015	6/5/2025		4.88200%	0.00150%	0.00560%	0.00500%	0.00050%	4.86940%	Actual/360	11,387.11	Amortizing Balloon
49	111 Tenants Corp.	10/1/2015	9/1/2025		9/1/2025		3.97000%	0.00150%	0.00560%	0.08000%	0.00050%	3.88240%	Actual/360	6,726.94	Interest-only, Balloon
50	606 Locust Avenue	10/5/2015		10/5/2015	9/5/2025		5.03000%	0.00150%	0.00560%	0.00500%	0.00050%	5.01740%	Actual/360	10,503.80	Amortizing Balloon
51	49 East Owners Corp.	10/1/2015		10/1/2015	9/1/2025		3.99000%	0.00150%	0.00560%	0.08000%	0.00050%	3.90240%	Actual/360	6,677.07	Amortizing Balloon
52	Monroe Retail Center	10/11/2015		10/11/2015	9/11/2025		4.55000%	0.00150%	0.00560%	0.05500%	0.00050%	4.48740%	Actual/360	8,430.44	Amortizing Balloon
53	Parkside Association, Inc.	10/1/2015		10/1/2015	9/1/2025		4.06000%	0.00150%	0.00560%	0.08000%	0.00050%	3.97240%	Actual/360	7,213.21	Amortizing Balloon
54	East 72 Tenants Corp.	10/1/2015		10/1/2015	9/1/2025		3.90000%	0.00150%	0.00560%	0.08000%	0.00050%	3.81240%	Actual/360	7,075.02	Amortizing Balloon
55	Carolyn Court Owners, Inc.	10/1/2015		10/1/2015	9/1/2025		4.40000%	0.00150%	0.00560%	0.08000%	0.00050%	4.31240%	Actual/360	5,007.61	Amortizing Balloon
56	Bellcourt Owners, Inc.	10/1/2015		10/1/2015	9/1/2025		3.91000%	0.00150%	0.00560%	0.08000%	0.00050%	3.82240%	Actual/360	4,722.41	Amortizing Balloon

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(4)
1	One Court Square	Actual/360	60	59	60	59	0	0	1	GRTR 1% or YM(25),GRTR 1% or YM or D(31),O(4)	0	3 days, 2 times during loan term	640,000,000
2	Huntington by the Sea	Actual/360	120	118	36	34	360	360	2	L(26),D(87),O(7)	0	0	117,000,000
3	Yosemite Resorts		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	122,500,000
3.01	Yosemite View Lodge												89,100,000
3.02	Yosemite Cedar Lodge												33,400,000
4	Northline Commons	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)	0	5	98,200,000
5	Hilton Nashville		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	5	192,000,000
6	11 Madison Avenue	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)	0	0	2,350,000,000
7	Hacienda Center	Actual/360	120	118	60	58	360	360	2	L(26),D(91),O(3)	0	0	56,000,000
8	Manhattan Gateway Shopping Center	Actual/360	120	118	60	58	360	360	2	L(26),D(90),O(4)	0	0	48,500,000
9	Imperial Village	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)	0	5	44,200,000
10	Paper Factory Hotel	Actual/360	60	58	12	10	360	360	2	L(26),D(31),O(3)	0	0	42,000,000
11	Lowe’s - San Bruno	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	5	37,000,000
12	Cooper’s Crossing	Actual/360	60	53	24	17	360	360	7	L(31),D(25),O(4)	0	0	68,100,000
13	3011 North First Street	Actual/360	118	116	58	56	360	360	2	L(26),D(89),O(3)	0	0	31,600,000
14	722 12th Street NW	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)	0	0	22,330,000
15	The Parking Spot LAX		120	119	0	0	240	239	1	L(25),D(91),O(4)	0	5	96,000,000
16	Fremont Technology Park	Actual/360	120	119	24	23	360	360	1	L(25),GRTR 1% or YM or D(88),O(7)	0	5	19,800,000
17	Royal Oaks Apartments	Actual/360	60	59	36	35	360	360	1	L(25),D(32),O(3)	0	0	19,000,000
18	University Office Plaza	Actual/360	60	58	12	10	360	360	2	L(26),D(31),O(3)	0	0	17,600,000
19	10203 Santa Monica Boulevard		120	119	0	0	480	479	1	L(25),D(92),O(3)	0	0	20,000,000
20	Fresh Market Plaza	Actual/360	120	120	24	24	360	360	0	L(24),D(93),O(3)	0	0	13,700,000
21	100 East Walton	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	0	0	20,300,000
22	Haines City Mall	Actual/360	120	120	60	60	360	360	0	L(24),D(95),O(1)	0	0	12,200,000
23	Meadowlark Gardens Owners, Inc.		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	48,400,000
24	Creekwood Apartments	Actual/360	120	120	6	6	360	360	0	L(24),D(93),O(3)	0	0	10,700,000
25	Extra Space Storage - Cockeysville	Actual/360	120	119	12	11	360	360	1	L(25),D(91),O(4)	0	5	13,850,000
26	Holiday Inn - New Tampa		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	11,000,000
27	Sheraton Suites Chicago - Elk Grove	Actual/360	60	58	24	22	360	360	2	L(26),D(30),O(4)	0	0	12,900,000
28	Birchwood on the Green Owners Corp.		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	58,040,000
29	Chagrin Plaza Beachwood	Actual/360	120	119	24	23	360	360	1	L(25),D(92),O(3)	0	0	8,700,000
30	Dollar General Portfolio		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0	9,200,000
30.01	Vallejo												3,430,000
30.02	Antioch												3,080,000
30.03	Winters												2,690,000
31	Miraloma Red Gum Business Park	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	5	11,300,000
32	Redwood Apartments - Texas		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	5	7,650,000
33	Willow Glen Plaza	Actual/360	120	118	24	22	360	360	2	L(26),D(90),O(4)	0	5	8,650,000
34	Budget Self Storage	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	5	9,160,000
35	Price Chopper Plaza		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	9,850,000
36	The Fort Tryon Corp.		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	33,100,000
37	Stevenson Retail Center	Actual/360	120	119	12	11	360	360	1	L(25),D(91),O(4)	0	5	9,500,000
38	Holiday Inn Express & Suites - Reidsville		120	119	0	0	300	299	1	L(25),D(92),O(3)	0	0	6,900,000
39	Walgreens – Clarkston	Actual/360	120	118	60	58	360	360	2	L(26),D(90),O(4)	0	5	7,000,000
40	Vista La Jolla	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	6,300,000
41	831 Latour Court	Actual/360	120	119	36	35	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	5	6,000,000
42	CVS - Frankfort		120	119	0	0	300	299	1	L(25),D(91),O(4)	0	5	6,500,000
43	Rainbow Towne Storage	Actual/360	120	119	12	11	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	5	6,700,000
44	14120 Crosby Lynchburg Road		120	118	0	0	360	358	2	L(26),D(92),O(2)	0	0	5,350,000
45	Tudor Arms Owners Corp.		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	13,800,000
46	Green Township Self Storage	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	0	5	6,600,000
47	The Manton House Corp.		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	7,560,000
48	USCBP 10 Airport Road Shelby		120	116	0	0	360	356	4	L(28),D(89),O(3)	0	0	3,320,000
49	111 Tenants Corp.	Actual/360	120	119	120	119	0	0	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	33,050,000
50	606 Locust Avenue		120	119	0	0	360	359	1	L(25),D(93),O(2)	0	0	3,000,000
51	49 East Owners Corp.		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	37,400,000
52	Monroe Retail Center		120	119	0	0	336	335	1	L(25),D(90),O(5)	0	5	3,660,000
53	Parkside Association, Inc.		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	13,400,000
54	East 72 Tenants Corp.		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	44,700,000
55	Carolyn Court Owners, Inc.		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	6,430,000
56	Bellcourt Owners, Inc.		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	8,640,000

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(3)(4)	U/W NCF DSCR (x)(3)(4)	Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)(4)	Cut-off Date U/W NOI Debt Yield(3)(4)	Cut-off Date U/W NCF Debt Yield(3)(4)
1	One Court Square	7/30/2015									2.64	2.51	49.2%	49.2%	10.4%	9.9%
2	Huntington by the Sea	6/20/2015									1.38	1.37	64.1%	56.0%	8.3%	8.2%
3	Yosemite Resorts	7/27/2015									2.23	2.07	69.3%	56.2%	13.7%	12.7%
3.01	Yosemite View Lodge	7/27/2015
3.02	Yosemite Cedar Lodge	7/27/2015
4	Northline Commons	8/2/2015									2.03	1.91	66.2%	66.2%	9.5%	8.9%
5	Hilton Nashville	6/16/2015									1.94	1.76	64.9%	52.9%	12.0%	10.9%
6	11 Madison Avenue	7/1/2015									3.97	3.89	32.5%	32.5%	14.3%	14.1%
7	Hacienda Center	3/5/2015									1.53	1.45	59.5%	54.5%	9.4%	9.0%
8	Manhattan Gateway Shopping Center	6/2/2015									1.38	1.33	63.9%	58.4%	8.3%	8.0%
9	Imperial Village	5/21/2015									2.13	2.00	56.6%	56.6%	9.7%	9.1%
10	Paper Factory Hotel	6/1/2015									1.40	1.29	59.5%	56.4%	9.8%	9.0%
11	Lowe’s - San Bruno	5/28/2015									1.36	1.31	66.6%	61.0%	8.4%	8.1%
12	Cooper’s Crossing	2/3/2015									1.54	1.46	64.6%	61.7%	9.9%	9.4%
13	3011 North First Street	3/16/2015									1.66	1.58	66.5%	60.8%	10.1%	9.7%
14	722 12th Street NW	5/14/2015									1.30	1.24	72.8%	64.0%	8.1%	7.7%
15	The Parking Spot LAX	7/23/2015									4.93	4.87	16.6%	10.2%	36.5%	36.1%
16	Fremont Technology Park	7/28/2015									1.49	1.29	69.9%	59.9%	9.2%	8.0%
17	Royal Oaks Apartments	7/21/2015									1.24	1.22	68.4%	66.5%	8.1%	8.0%
18	University Office Plaza	6/15/2015									2.04	1.71	68.2%	63.4%	12.0%	10.1%
19	10203 Santa Monica Boulevard	5/8/2015									1.14	1.10	60.0%	55.6%	7.4%	7.1%
20	Fresh Market Plaza	7/10/2015									1.24	1.19	63.9%	53.0%	7.9%	7.6%
21	100 East Walton	4/20/2015									2.10	1.93	45.6%	45.6%	9.6%	8.8%
22	Haines City Mall	7/18/2015									1.55	1.38	73.8%	67.7%	9.6%	8.6%
23	Meadowlark Gardens Owners, Inc.	6/12/2015	32,800,000	26.8%	18.8%	5	48	1	NAV		4.30	4.30	18.2%	14.4%	24.3%	24.3%
24	Creekwood Apartments	8/5/2015									1.47	1.39	77.6%	64.5%	9.4%	8.9%
25	Extra Space Storage - Cockeysville	7/10/2015									1.62	1.60	57.8%	48.1%	9.9%	9.8%
26	Holiday Inn - New Tampa	7/13/2015									1.89	1.65	69.0%	56.7%	12.1%	10.6%
27	Sheraton Suites Chicago - Elk Grove	6/30/2016									2.44	1.85	58.1%	55.6%	15.7%	11.9%
28	Birchwood on the Green Owners Corp.	5/11/2015	52,200,000	14.3%	0.0%	0	0	0		1,000,000	9.32	9.32	12.9%	10.2%	52.3%	52.3%
29	Chagrin Plaza Beachwood	6/19/2015									1.84	1.59	74.7%	64.2%	11.5%	9.9%
30	Dollar General Portfolio	Various									1.31	1.30	69.9%	56.9%	8.1%	8.0%
30.01	Vallejo	4/16/2015
30.02	Antioch	3/27/2015
30.03	Winters	4/16/2015
31	Miraloma Red Gum Business Park	7/7/2015									1.60	1.37	53.5%	49.2%	10.0%	8.6%
32	Redwood Apartments - Texas	7/13/2015									1.35	1.29	71.8%	58.6%	8.5%	8.1%
33	Willow Glen Plaza	7/1/2015									1.40	1.33	61.8%	52.8%	8.4%	8.0%
34	Budget Self Storage	8/4/2015									1.75	1.71	57.9%	53.0%	10.7%	10.5%
35	Price Chopper Plaza	6/10/2015									2.09	1.86	53.2%	42.8%	12.5%	11.1%
36	The Fort Tryon Corp.	6/15/2015	15,900,000	32.7%	8.9%	7	0	0	NAV	1,000,000	3.53	3.53	15.7%	12.4%	19.9%	19.9%
37	Stevenson Retail Center	6/29/2015									1.61	1.48	52.6%	43.8%	9.8%	9.0%
38	Holiday Inn Express & Suites - Reidsville	6/29/2015									1.84	1.65	69.9%	52.2%	12.8%	11.5%
39	Walgreens – Clarkston	6/2/2015									1.23	1.23	67.1%	61.6%	7.7%	7.6%
40	Vista La Jolla	7/13/2015									1.63	1.46	69.0%	59.7%	10.5%	9.4%
41	831 Latour Court	7/23/2015									1.45	1.35	68.3%	60.2%	9.1%	8.5%
42	CVS - Frankfort	6/22/2015									1.18	1.18	62.9%	46.5%	8.0%	8.0%
43	Rainbow Towne Storage	7/28/2015									1.65	1.60	55.2%	46.3%	10.3%	10.0%
44	14120 Crosby Lynchburg Road	6/3/2015									1.46	1.46	64.1%	53.0%	9.6%	9.5%
45	Tudor Arms Owners Corp.	7/9/2015	9,800,000	32.1%	23.2%	13	0	0	77,123		3.47	3.47	22.8%	18.0%	19.5%	19.5%
46	Green Township Self Storage	3/25/2015									3.76	3.65	40.9%	40.9%	16.4%	15.9%
47	The Manton House Corp.	5/4/2015	7,000,000	32.8%	23.4%	0	11	0	(2,542)	500,000	3.80	3.80	30.4%	24.0%	21.5%	21.5%
48	USCBP 10 Airport Road Shelby	4/14/2015									1.59	1.45	64.5%	53.0%	10.2%	9.3%
49	111 Tenants Corp.	6/24/2015	14,400,000	13.9%	0.0%	0	0	0			11.16	11.16	6.1%	6.1%	45.0%	45.0%
50	606 Locust Avenue	6/30/2015									1.64	1.56	64.9%	53.5%	10.6%	10.1%
51	49 East Owners Corp.	6/19/2015	20,700,000	7.7%	2.3%	1	0	0	NAV		16.14	16.14	4.3%	3.8%	80.9%	80.9%
52	Monroe Retail Center	7/13/2015									2.21	2.01	43.7%	34.3%	14.0%	12.7%
53	Parkside Association, Inc.	6/5/2015	8,200,000	18.3%	0.0%	0	0	0			6.63	6.63	11.2%	8.9%	38.3%	38.3%
54	East 72 Tenants Corp.	4/24/2015	58,200,000	2.6%	0.0%	0	0	0		500,000	46.28	46.28	3.4%	2.7%	262.3%	262.3%
55	Carolyn Court Owners, Inc.	6/26/2015	5,700,000	17.5%	0.0%	0	0	0		250,000	6.64	6.64	15.5%	12.5%	39.9%	39.9%
56	Bellcourt Owners, Inc.	6/9/2015	6,500,000	15.4%	25.7%	1	8	0	NAV	250,000	8.07	8.07	11.6%	9.2%	45.8%	45.8%

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Revenues ($)(2)(4)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(5)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)
1	One Court Square	54,976,719	22,110,231	32,866,488	210,241	1,401,609	31,254,638	100.0%	10/1/2015			NAV	NAV	NAV	NAV
2	Huntington by the Sea	8,197,119	1,971,993	6,225,126	53,550	0	6,171,576	98.0%	7/15/2015			TTM 6/30/2015	8,078,104	1,969,584	6,108,520
3	Yosemite Resorts	20,838,801	9,222,712	11,616,089	833,552	0	10,782,537	62.8%	6/30/2015	157	99	TTM 6/30/2015	20,838,801	9,222,712	11,616,089
3.01	Yosemite View Lodge	14,250,840	5,811,009	8,439,831	570,034	0	7,869,797	65.5%	6/30/2015	169	110	TTM 6/30/2015	14,250,840	5,811,009	8,439,831
3.02	Yosemite Cedar Lodge	6,587,961	3,411,703	3,176,258	263,518	0	2,912,740	57.5%	6/30/2015	139	80	TTM 6/30/2015	6,587,961	3,411,703	3,176,258
4	Northline Commons	10,069,171	3,903,985	6,165,185	89,028	270,576	5,805,581	89.5%	6/30/2015			TTM 7/31/2015	9,251,788	3,901,121	5,350,667
5	Hilton Nashville	36,342,258	21,356,779	14,985,479	1,453,690	0	13,531,789	83.3%	6/30/2015	258	215	TTM 6/30/2015	35,102,970	20,584,255	14,518,715
6	11 Madison Avenue	163,039,756	53,546,158	109,493,598	457,009	1,605,307	107,431,283	97.8%	8/1/2015			TTM 5/31/2015	70,265,498	23,876,107	46,389,392
7	Hacienda Center	4,250,274	1,105,533	3,144,741	70,994	91,802	2,981,945	92.9%	6/1/2015			TTM 7/31/2015	3,622,561	1,007,162	2,615,399
8	Manhattan Gateway Shopping Center	3,117,784	558,412	2,559,372	31,160	61,500	2,466,712	100.0%	6/1/2015			TTM 5/31/2015	2,978,133	587,482	2,390,651
9	Imperial Village	3,364,667	933,456	2,431,210	29,718	116,285	2,285,206	90.8%	6/30/2015			TTM 7/31/2015	3,676,469	887,195	2,789,274
10	Paper Factory Hotel	5,017,993	2,559,720	2,458,272	200,720	0	2,257,553	64.8%	5/31/2015	166	108	TTM 5/31/2015	4,999,204	2,127,069	2,872,135
11	Lowe’s - San Bruno	2,588,498	515,127	2,073,371	16,028	68,363	1,988,979	100.0%	10/1/2015			Actual 2014	1,866,924	3,701	1,863,223
12	Cooper’s Crossing	9,092,871	4,753,823	4,339,048	223,916	0	4,115,132	90.5%	6/30/2015			TTM 6/30/2015	8,989,079	4,623,583	4,365,496
13	3011 North First Street	2,772,347	646,895	2,125,451	21,924	73,080	2,030,448	100.0%	10/1/2015			Actual 2014	1,872,853	591,280	1,281,573
14	722 12th Street NW	1,938,334	629,395	1,308,939	5,187	51,866	1,251,887	95.3%	4/30/2015			Actual 2014	1,728,837	657,471	1,071,366
15	The Parking Spot LAX	13,945,763	8,119,612	5,826,151	66,140	0	5,760,011	100.0%	10/1/2015			TTM 6/30/2015	14,016,268	9,234,898	4,781,370
16	Fremont Technology Park	1,813,072	536,072	1,277,000	52,983	119,256	1,104,762	100.0%	7/14/2015			Actual 2014	1,358,321	528,690	829,631
17	Royal Oaks Apartments	1,691,734	635,915	1,055,819	14,973	0	1,040,846	97.1%	8/25/2015			TTM 8/31/2015	1,616,720	565,416	1,051,304
18	University Office Plaza	2,943,636	1,499,647	1,443,989	51,614	184,334	1,208,042	80.2%	7/27/2015			TTM 3/31/2015	2,953,815	1,525,247	1,428,568
19	10203 Santa Monica Boulevard	1,212,854	329,553	883,301	3,983	26,554	852,764	100.0%	9/1/2015			Annualized 6 6/30/2015	1,160,451	303,014	857,437
20	Fresh Market Plaza	867,303	173,226	694,077	5,974	19,915	668,188	81.4%	9/11/2015			TTM 7/31/2015	612,674	146,244	466,430
21	100 East Walton	1,788,298	902,517	885,781	9,347	59,572	816,861	86.6%	9/1/2015			TTM 6/30/2015	2,017,289	908,858	1,108,431
22	Haines City Mall	1,347,806	479,650	868,156	17,096	78,311	772,749	94.3%	6/30/2015			TTM 6/30/2015	1,230,945	428,226	802,719
23	Meadowlark Gardens Owners, Inc.	4,837,653	2,704,512	2,133,141	43,200	0	2,133,141	95.0%	6/12/2015
24	Creekwood Apartments	1,517,681	735,828	781,852	44,000	0	737,852	99.4%	7/28/2015			Annualized 6 6/30/2015	1,515,512	659,580	855,932
25	Extra Space Storage - Cockeysville	1,191,384	399,509	791,875	10,211	0	781,664	85.5%	5/31/2015			TTM 4/30/2015	1,192,508	397,092	795,416
26	Holiday Inn - New Tampa	2,924,908	2,004,059	920,849	116,996	0	803,853	70.0%	6/30/2015	110	77	TTM 6/30/2015	2,924,908	2,016,154	908,754
27	Sheraton Suites Chicago - Elk Grove	7,152,131	5,971,824	1,180,307	286,085	0	894,222	70.3%	5/31/2015	92	64	TTM 5/31/2015	7,152,131	6,164,235	987,896
28	Birchwood on the Green Owners Corp.	6,374,994	2,459,000	3,915,994	78,000	0	3,915,994	95.0%	5/11/2015
29	Chagrin Plaza Beachwood	1,656,776	912,212	744,564	16,854	84,272	643,438	79.1%	5/27/2015			TTM 6/30/2015	1,432,119	981,155	450,964
30	Dollar General Portfolio	695,034	173,478	521,556	4,944	0	516,612	100.0%	10/1/2015			NAV	NAV	NAV	NAV
30.01	Vallejo	257,857	63,523	194,334	1,704	0	192,630	100.0%	10/1/2015			NAV	NAV	NAV	NAV
30.02	Antioch	235,066	60,339	174,727	1,890	0	172,837	100.0%	10/1/2015			NAV	NAV	NAV	NAV
30.03	Winters	202,111	49,616	152,495	1,350	0	151,145	100.0%	10/1/2015			NAV	NAV	NAV	NAV
31	Miraloma Red Gum Business Park	1,638,447	1,033,992	604,455	24,674	60,599	519,181	99.8%	8/3/2015			TTM 5/31/2015	1,638,447	935,458	702,989
32	Redwood Apartments - Texas	766,094	301,758	464,336	20,510	0	443,826	100.0%	7/13/2015			TTM 7/31/2015	811,087	256,911	554,176
33	Willow Glen Plaza	635,164	183,845	451,319	5,564	17,052	428,703	91.4%	6/30/2015			TTM 5/31/2015	706,671	159,692	546,978
34	Budget Self Storage	889,839	322,565	567,274	12,700	0	554,574	88.5%	8/24/2015			TTM 7/31/2015	889,865	224,514	665,351
35	Price Chopper Plaza	1,131,435	478,544	652,891	16,640	57,259	578,993	95.9%	5/22/2015			TTM 4/30/2015	1,153,982	459,420	694,562
36	The Fort Tryon Corp.	1,772,320	739,764	1,032,556	18,000	0	1,032,556	95.0%	6/15/2015
37	Stevenson Retail Center	653,708	163,910	489,798	9,037	30,752	450,010	100.0%	6/16/2015			TTM 6/30/2015	669,192	140,290	528,902
38	Holiday Inn Express & Suites - Reidsville	1,557,662	939,646	618,016	62,306	0	555,709	63.8%	6/30/2015	91	58	TTM 6/30/2015	1,557,662	955,627	602,035
39	Walgreens – Clarkston	363,750	3,638	360,113	1,455	0	358,658	100.0%	10/1/2015			NAV	NAV	NAV	NAV
40	Vista La Jolla	801,529	345,438	456,092	8,789	39,950	407,353	88.0%	6/25/2015			TTM 6/30/2015	652,108	289,762	362,346
41	831 Latour Court	489,386	116,805	372,581	3,763	22,071	346,747	100.0%	7/9/2015			TTM 3/31/2015	450,356	113,053	337,303
42	CVS - Frankfort	330,931	3,309	327,622	1,323	0	326,299	100.0%	10/1/2015			NAV	NAV	NAV	NAV
43	Rainbow Towne Storage	590,616	208,770	381,846	11,430	0	370,416	88.1%	7/7/2015			TTM 7/31/2015	590,666	211,893	378,772
44	14120 Crosby Lynchburg Road	338,200	10,146	328,054	1,575	0	326,479	100.0%	10/1/2015			NAV	NAV	NAV	NAV
45	Tudor Arms Owners Corp.	1,149,767	537,077	612,690	11,400	0	612,690	95.0%	7/9/2015
46	Green Township Self Storage	771,201	329,653	441,548	13,245	0	428,303	89.8%	3/31/2015			TTM 6/30/2015	771,844	293,362	478,483
47	The Manton House Corp.	822,819	330,000	492,819	9,200	0	492,819	95.0%	5/4/2015
48	USCBP 10 Airport Road Shelby	322,960	105,280	217,680	2,770	16,292	198,619	100.0%	10/1/2015			TTM 3/31/2015	339,958	91,587	248,371
49	111 Tenants Corp.	1,717,410	816,826	900,584	7,000	0	900,584	95.0%	6/24/2015
50	606 Locust Avenue	213,446	6,403	207,043	1,350	9,000	196,693	100.0%	10/1/2015			NAV	NAV	NAV	NAV
51	49 East Owners Corp.	2,002,182	708,739	1,293,443	9,000	0	1,293,443	95.0%	6/19/2015
52	Monroe Retail Center	301,467	78,082	223,385	3,564	16,200	203,621	100.0%	8/1/2015			TTM 6/30/2015	314,998	78,545	236,453
53	Parkside Association, Inc.	817,709	243,600	574,109	8,400	0	574,109	97.0%	6/5/2015
54	East 72 Tenants Corp.	6,085,869	2,156,900	3,928,969	15,400	0	3,928,969	94.4%	4/24/2015
55	Carolyn Court Owners, Inc.	680,818	282,000	398,818	6,500	0	398,818	95.0%	6/26/2015
56	Bellcourt Owners, Inc.	692,815	235,300	457,515	5,900	0	457,515	96.0%	6/9/2015

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)
1	One Court Square	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
2	Huntington by the Sea	0	6,108,520			Actual 2014	7,877,438	1,926,427	5,951,011	0	5,951,011			Actual 2013	7,140,808
3	Yosemite Resorts	0	11,616,089	157	99	Actual 2014	19,661,390	8,759,006	10,902,384	0	10,902,384	160	94	Actual 2013	18,074,638
3.01	Yosemite View Lodge	0	8,439,831	169	110	Actual 2014	13,288,934	5,380,734	7,908,200	0	7,908,200	170	104	Actual 2013	12,020,209
3.02	Yosemite Cedar Lodge	0	3,176,258	139	80	Actual 2014	6,372,456	3,378,272	2,994,184	0	2,994,184	145	78	Actual 2013	6,054,429
4	Northline Commons	0	5,350,667			Actual 2014	9,126,069	3,850,924	5,275,145	0	5,275,145			Actual 2013	8,741,802
5	Hilton Nashville	1,404,119	13,114,596	258	215	Actual 2014	32,009,347	18,830,904	13,178,443	1,280,374	11,898,069	241	194	Actual 2013	26,653,005
6	11 Madison Avenue	0	46,389,392			Actual 2014	69,880,799	23,175,050	46,705,749	0	46,705,749			Actual 2013	69,947,780
7	Hacienda Center	0	2,615,399			Actual 2014	3,630,066	1,019,776	2,610,290	0	2,610,290			Actual 2013	3,843,836
8	Manhattan Gateway Shopping Center	0	2,390,651			Actual 2014	2,796,878	570,908	2,225,970	0	2,225,970			Actual 2013	2,717,584
9	Imperial Village	0	2,789,274			Actual 2014	3,650,897	930,844	2,720,053	0	2,720,053			Actual 2013	3,589,894
10	Paper Factory Hotel	0	2,872,135	166	108	Actual 2014	4,226,931	1,906,357	2,320,574	0	2,320,574	179	94	NAV	NAV
11	Lowe’s - San Bruno	0	1,863,223			Actual 2013	1,866,924	3,433	1,863,491	0	1,863,491			Actual 2012	1,866,924
12	Cooper’s Crossing	0	4,365,496			Actual 2014	8,876,724	4,957,777	3,918,947	0	3,918,947			Actual 2013	7,858,197
13	3011 North First Street	0	1,281,573			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
14	722 12th Street NW	0	1,071,366			Actual 2013	1,548,553	626,351	922,202	0	922,202			Actual 2012	1,722,592
15	The Parking Spot LAX	0	4,781,370			Actual 2014	14,097,876	9,053,691	5,044,185	0	5,044,185			Actual 2013	13,551,985
16	Fremont Technology Park	0	829,631			Actual 2013	1,658,919	557,375	1,101,544	0	1,101,544			NAV	NAV
17	Royal Oaks Apartments	0	1,051,304			Actual 2014	1,559,645	604,720	954,925	0	954,925			Actual 2013	1,441,564
18	University Office Plaza	0	1,428,568			Actual 2014	2,963,438	1,529,025	1,434,413	0	1,434,413			Actual 2013	3,189,683
19	10203 Santa Monica Boulevard	0	857,437			Actual 2014	873,330	277,546	595,784	0	595,784			Actual 2013	918,468
20	Fresh Market Plaza	0	466,430			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
21	100 East Walton	0	1,108,431			Actual 2014	1,772,482	917,660	854,822	0	854,822			Actual 2013	1,555,998
22	Haines City Mall	0	802,719			Actual 2014	1,264,629	442,129	822,500	0	822,500			Actual 2013	1,165,999
23	Meadowlark Gardens Owners, Inc.
24	Creekwood Apartments	0	855,932			TTM 10/31/2014	1,465,359	731,578	733,781	0	733,781			NAV	NAV
25	Extra Space Storage - Cockeysville	0	795,416			Actual 2014	1,180,328	408,426	771,902	0	771,902			Actual 2013	1,158,907
26	Holiday Inn - New Tampa	52,080	856,674	110	77	Actual 2014	2,794,886	1,971,617	823,269	76,408	746,861	107	73	Actual 2013	2,298,501
27	Sheraton Suites Chicago - Elk Grove	286,085	701,811	92	64	Actual 2014	6,957,662	6,158,612	799,050	278,306	520,744	91	61	Actual 2013	6,979,782
28	Birchwood on the Green Owners Corp.
29	Chagrin Plaza Beachwood	0	450,964			Actual 2014	1,414,409	969,081	445,328	0	445,328			Actual 2013	1,373,411
30	Dollar General Portfolio	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
30.01	Vallejo	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
30.02	Antioch	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
30.03	Winters	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
31	Miraloma Red Gum Business Park	0	702,989			Actual 2014	1,571,630	934,381	637,249	0	637,249			Actual 2013	1,473,833
32	Redwood Apartments - Texas	0	554,176			Actual 2014	814,484	275,545	538,939	0	538,939			Actual 2013	788,805
33	Willow Glen Plaza	0	546,978			Actual 2014	696,246	160,532	535,714	0	535,714			Actual 2013	657,196
34	Budget Self Storage	0	665,351			Actual 2014	867,885	214,181	653,703	0	653,703			Actual 2013	821,315
35	Price Chopper Plaza	0	694,562			Actual 2014	1,091,636	444,500	647,136	0	647,136			Actual 2013	1,072,596
36	The Fort Tryon Corp.
37	Stevenson Retail Center	0	528,902			Actual 2014	663,515	133,842	529,673	0	529,673			Actual 2013	579,750
38	Holiday Inn Express & Suites - Reidsville	62,306	539,729	91	58	Actual 2014	1,515,571	926,943	588,628	60,623	528,005	91	57	Actual 2013	1,427,588
39	Walgreens – Clarkston	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
40	Vista La Jolla	0	362,346			Actual 2014	648,465	279,439	369,026	0	369,026			Actual 2013	686,608
41	831 Latour Court	0	337,303			Actual 2014	463,318	113,766	349,552	0	349,552			Actual 2013	437,532
42	CVS - Frankfort	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
43	Rainbow Towne Storage	0	378,772			Actual 2014	549,368	202,481	346,887	0	346,887			Actual 2013	568,083
44	14120 Crosby Lynchburg Road	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
45	Tudor Arms Owners Corp.
46	Green Township Self Storage	0	478,483			Actual 2014	752,431	274,781	477,651	0	477,651			Actual 2013	688,199
47	The Manton House Corp.
48	USCBP 10 Airport Road Shelby	0	248,371			Actual 2014	339,577	93,695	245,882	0	245,882			Actual 2013	338,346
49	111 Tenants Corp.
50	606 Locust Avenue	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV
51	49 East Owners Corp.
52	Monroe Retail Center	0	236,453			Actual 2014	311,678	76,708	234,970	0	234,970			Actual 2013	303,690
53	Parkside Association, Inc.
54	East 72 Tenants Corp.
55	Carolyn Court Owners, Inc.
56	Bellcourt Owners, Inc.

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(5)(6)(7)(8)(9)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
1	One Court Square	NAV	NAV	NAV	NAV			N	Citibank, N.A.	1,401,609	100.0%	5/11/2020
2	Huntington by the Sea	1,802,666	5,338,142	0	5,338,142			N
3	Yosemite Resorts	8,162,266	9,912,372	0	9,912,372	152	86	N
3.01	Yosemite View Lodge	4,944,716	7,075,493	0	7,075,493	162	94	N
3.02	Yosemite Cedar Lodge	3,217,550	2,836,879	0	2,836,879	138	74	N
4	Northline Commons	3,398,370	5,343,432	0	5,343,432			N	Burlington Coat Factory	66,417	14.9%	1/31/2022
5	Hilton Nashville	17,352,776	9,300,229	1,066,120	8,234,109	223	155	N
6	11 Madison Avenue	22,896,733	47,051,047	0	47,051,047			N	Credit Suisse	1,266,051	55.4%	5/31/2037
7	Hacienda Center	1,035,179	2,808,657	0	2,808,657			N	Tawa Supermarket	30,500	24.9%	3/31/2018
8	Manhattan Gateway Shopping Center	689,249	2,028,335	0	2,028,335			N	Old Navy	25,000	30.5%	9/30/2019
9	Imperial Village	887,416	2,702,478	0	2,702,478			N	Superior Grocers	40,000	26.9%	3/31/2030
10	Paper Factory Hotel	NAV	NAV	NAV	NAV	NAV	NAV	N
11	Lowe’s - San Bruno	3,433	1,863,491	0	1,863,491			N	Lowe’s HiW, Inc.	106,854	100.0%	12/31/2025
12	Cooper’s Crossing	4,211,861	3,646,336	0	3,646,336			N
13	3011 North First Street	NAV	NAV	NAV	NAV			N	Intermolecular, Inc.	146,159	100.0%	6/30/2025
14	722 12th Street NW	609,993	1,112,599	0	1,112,599			N	Americans For Tax Reform	16,720	48.4%	1/31/2024
15	The Parking Spot LAX	8,291,420	5,260,565	0	5,260,565			N
16	Fremont Technology Park	NAV	NAV	NAV	NAV			N	Intematix Corporation	75,765	54.3%	9/30/2022
17	Royal Oaks Apartments	602,662	838,902	0	838,902			N
18	University Office Plaza	1,464,437	1,725,246	0	1,725,246			N	State of DE Dept. of Health and Social Service	33,301	18.1%	7/31/2021
19	10203 Santa Monica Boulevard	273,755	644,713	0	644,713			N	SP Operations, LLC	12,888	48.5%	1/1/2019
20	Fresh Market Plaza	NAV	NAV	NAV	NAV			N	The Fresh Market, Inc.	20,105	50.5%	5/14/2024
21	100 East Walton	849,672	706,326	0	706,326			N	Gaylord (India) Restaurant	6,537	14.0%	5/31/2018
22	Haines City Mall	351,601	814,398	0	814,398			N	Publix	44,271	36.3%	1/31/2024
23	Meadowlark Gardens Owners, Inc.
24	Creekwood Apartments	NAV	NAV	NAV	NAV			N
25	Extra Space Storage - Cockeysville	413,053	745,855	0	745,855			N
26	Holiday Inn - New Tampa	1,766,167	532,334	67,065	465,269	100	69	N
27	Sheraton Suites Chicago - Elk Grove	5,836,925	1,142,857	307,584	835,273	88	61	N
28	Birchwood on the Green Owners Corp.
29	Chagrin Plaza Beachwood	980,564	392,847	0	392,847			N	Benihana	10,393	9.2%	6/30/2019
30	Dollar General Portfolio	NAV	NAV	NAV	NAV			N	Various	Various	Various	Various
30.01	Vallejo	NAV	NAV	NAV	NAV			N	Dollar General -Vallejo	11,357	100.0%	4/30/2029
30.02	Antioch	NAV	NAV	NAV	NAV			N	Dollar General - Antioch	12,600	100.0%	5/31/2029
30.03	Winters	NAV	NAV	NAV	NAV			N	Dollar General - Winters	9,002	100.0%	1/31/2030
31	Miraloma Red Gum Business Park	935,806	538,027	0	538,027			N	Hobel, Incorporated	7,105	4.3%	8/31/2017
32	Redwood Apartments - Texas	246,993	541,813	0	541,813			N
33	Willow Glen Plaza	159,216	497,980	0	497,980			N	Walgreens Corp.	16,830	60.5%	7/31/2045
34	Budget Self Storage	257,911	563,405	0	563,405			N
35	Price Chopper Plaza	425,961	646,635	0	646,635			N	Price Chopper	49,141	44.3%	6/30/2020
36	The Fort Tryon Corp.
37	Stevenson Retail Center	121,921	457,830	0	457,830			N	Laser Tagging	9,660	31.3%	1/17/2016
38	Holiday Inn Express & Suites - Reidsville	869,317	558,271	57,104	501,168	86	53	N
39	Walgreens – Clarkston	NAV	NAV	NAV	NAV			N	Walgreens	14,550	100.0%	4/30/2090
40	Vista La Jolla	265,273	421,335	0	421,335			N	Global Equity Fin. Inc	13,678	34.2%	4/30/2018
41	831 Latour Court	109,900	327,632	0	327,632			N	Royce Instruments	12,647	33.6%	3/31/2017
42	CVS - Frankfort	NAV	NAV	NAV	NAV			N	CVS	13,225	100.0%	1/31/2040
43	Rainbow Towne Storage	212,804	355,279	0	355,279			N
44	14120 Crosby Lynchburg Road	NAV	NAV	NAV	NAV			N	Neighbors Emergency Center	10,500	100.0%	5/31/2030
45	Tudor Arms Owners Corp.
46	Green Township Self Storage	251,874	436,325	0	436,325			N
47	The Manton House Corp.
48	USCBP 10 Airport Road Shelby	96,462	241,884	0	241,884			N	General Services Administration	16,292	100.0%	5/31/2025
49	111 Tenants Corp.
50	606 Locust Avenue	NAV	NAV	NAV	NAV			N	Liberty Dialysis	9,000	100.0%	2/28/2023
51	49 East Owners Corp.
52	Monroe Retail Center	72,968	230,723	0	230,723			N	Auto Zone	7,485	69.3%	4/30/2026
53	Parkside Association, Inc.
54	East 72 Tenants Corp.
55	Carolyn Court Owners, Inc.
56	Bellcourt Owners, Inc.

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(5)(6)(7)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(5)(6)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(5)(6)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date
1	One Court Square
2	Huntington by the Sea
3	Yosemite Resorts
3.01	Yosemite View Lodge
3.02	Yosemite Cedar Lodge
4	Northline Commons	Conn’s	42,697	9.6%	8/31/2025	Palais Royal	30,000	6.7%	12/31/2017	Ross Dress For Less	29,990	6.7%	1/31/2020
5	Hilton Nashville
6	11 Madison Avenue	Sony	578,791	25.3%	1/31/2031	Yelp	152,232	6.7%	4/30/2025	WME	103,426	4.5%	9/30/2030
7	Hacienda Center	Bank of America	11,515	9.4%	6/30/2016	Shi Ha Restaurant	9,964	8.1%	5/31/2025	Little Sheep Mongolian Hot Pot	6,515	5.3%	6/30/2020
8	Manhattan Gateway Shopping Center	Barnes & Noble	23,000	28.0%	1/31/2020	Trader Joe’s	10,000	12.2%	12/31/2019	Pier 1 Imports	10,000	12.2%	2/29/2020
9	Imperial Village	Rite Aid	17,000	11.4%	5/31/2019	Dollar Tree	10,804	7.3%	3/31/2017	Big 5 Corp	10,714	7.2%	1/31/2021
10	Paper Factory Hotel
11	Lowe’s - San Bruno
12	Cooper’s Crossing
13	3011 North First Street
14	722 12th Street NW	VOA Associates, Inc.	10,363	30.0%	3/31/2018	270 Strategies, Inc.	5,875	17.0%	12/31/2020
15	The Parking Spot LAX
16	Fremont Technology Park	Oryx Advanced Materials, Inc	25,510	18.3%	1/31/2018	MyoScience, Inc.	19,528	14.0%	8/31/2020	TR Manufacturing Inc.	18,626	13.4%	12/31/2018
17	Royal Oaks Apartments
18	University Office Plaza	The Department of Services for Children, Youth and Their Families	29,159	15.8%	12/31/2019	Horizon House	8,274	4.5%	6/30/2020	Substation Engineering	8,037	4.4%	2/29/2016
19	10203 Santa Monica Boulevard	Sobini	4,367	16.4%	10/31/2019	No Good Entertainment	4,321	16.3%	10/31/2015	Phoenix Pictures	1,993	7.5%	1/1/2016
20	Fresh Market Plaza	Smash Burger	3,252	8.2%	2/1/2025	The Curtain Exchange	2,700	6.8%	7/1/2020	Compliments of the Chef	2,285	5.7%	12/1/2019
21	100 East Walton	Mag Mile Salon Group (Phenix)	5,673	12.1%	2/28/2023	Colette A Hair Salon	3,805	8.1%	2/29/2016	Dermalogica Inc	3,752	8.0%	3/30/2016
22	Haines City Mall	Bealls Outlet	20,023	16.4%	4/30/2023	Aaron’s Inc.	11,200	9.2%	3/31/2021	Dollar General	11,000	9.0%	5/31/2021
23	Meadowlark Gardens Owners, Inc.
24	Creekwood Apartments
25	Extra Space Storage - Cockeysville
26	Holiday Inn - New Tampa
27	Sheraton Suites Chicago - Elk Grove
28	Birchwood on the Green Owners Corp.
29	Chagrin Plaza Beachwood	Ninesigma, Inc.	8,574	7.6%	1/31/2019	Goldberg Companies	6,300	5.6%	7/31/2020	Northcoast Health Care	4,805	4.2%	7/31/2017
30	Dollar General Portfolio
30.01	Vallejo
30.02	Antioch
30.03	Winters
31	Miraloma Red Gum Business Park	Double JJ Enterprises, Inc.	6,000	3.6%	12/31/2017	William Martin Akers	4,896	3.0%	5/31/2016	Specialty Apartmentsupply, Inc.	4,519	2.7%	9/30/2017
32	Redwood Apartments - Texas
33	Willow Glen Plaza	Laundromat	2,000	7.2%	6/30/2019	Thai Spice	1,919	6.9%	7/31/2021	Focus Hair & Nail Salon	1,000	3.6%	8/31/2017
34	Budget Self Storage
35	Price Chopper Plaza	Tractor Supply Company	28,191	25.4%	6/30/2021	Peter Harris	14,400	13.0%	1/31/2021	Easy Home	5,000	4.5%	4/30/2016
36	The Fort Tryon Corp.
37	Stevenson Retail Center	KOA Training Company, LLC	9,454	30.7%	6/22/2020	Dr. Wayne Holstom, O.D.	3,825	12.4%	1/31/2019	Doctor’s Express	2,451	7.9%	7/31/2021
38	Holiday Inn Express & Suites - Reidsville
39	Walgreens – Clarkston
40	Vista La Jolla	Plant With Purpose	3,896	9.8%	7/31/2019	North American Equity	3,737	9.4%	11/30/2018	Morena Real Estate	2,450	6.1%	3/31/2018
41	831 Latour Court	Darioush	11,160	29.7%	7/31/2018	Vinperfect	7,130	18.9%	10/31/2019	California Mentor	2,869	7.6%	1/31/2017
42	CVS - Frankfort
43	Rainbow Towne Storage
44	14120 Crosby Lynchburg Road
45	Tudor Arms Owners Corp.
46	Green Township Self Storage
47	The Manton House Corp.
48	USCBP 10 Airport Road Shelby
49	111 Tenants Corp.
50	606 Locust Avenue
51	49 East Owners Corp.
52	Monroe Retail Center	Payless Shoe Source	3,315	30.7%	9/30/2015
53	Parkside Association, Inc.
54	East 72 Tenants Corp.
55	Carolyn Court Owners, Inc.
56	Bellcourt Owners, Inc.

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Name(6)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)
1	One Court Square					8/12/2015	8/12/2015				N	Y	Refinance	0
2	Huntington by the Sea					6/17/2015	6/17/2015		6/17/2015	8.0%	N	Y	Refinance	875
3	Yosemite Resorts					Various	8/7/2015		8/7/2015	Various	N	Y	Refinance	0
3.01	Yosemite View Lodge					8/17/2015	8/7/2015		8/7/2015	8.0%	N	Y
3.02	Yosemite Cedar Lodge					8/19/2015	8/7/2015		8/7/2015	7.0%	N	Y
4	Northline Commons	Marshalls	28,105	6.3%	8/31/2018	7/24/2015	7/24/2015				N	Y	Refinance	0
5	Hilton Nashville					6/15/2015	6/15/2015				N	Y	Refinance	0
6	11 Madison Avenue	Young & Rubicam, Inc.	99,107	4.3%	3/30/2019	4/30/2015	4/30/2015				N	Y	Acquisition	0
7	Hacienda Center	California Bank & Trust	6,000	4.9%	4/30/2018	3/11/2015	3/12/2015		3/11/2015	15.0%	N	Y	Refinance	0
8	Manhattan Gateway Shopping Center	Il Fornaio	8,000	9.8%	11/30/2019	6/4/2015	4/7/2015		6/4/2015	9.0%	N	Y	Refinance	0
9	Imperial Village	Aaron’s	10,092	6.8%	5/31/2017	5/22/2015	5/22/2015		5/20/2015	16.0%	N	Y	Refinance	0
10	Paper Factory Hotel					4/27/2015	4/27/2015				N	Y	Refinance	5,875
11	Lowe’s - San Bruno					6/4/2015	6/9/2015		6/10/2015	13.0%	N	N	Refinance	0
12	Cooper’s Crossing					10/29/2014	10/29/2014				N	Y	Acquisition	490,600
13	3011 North First Street					3/23/2015	3/23/2015		3/23/2015	16.0%	N	Y	Acquisition	0
14	722 12th Street NW					6/2/2015	6/2/2015				N	Y	Refinance	8,750
15	The Parking Spot LAX					6/30/2015	7/2/2015		6/30/2015	11.0%	N	Y	Refinance	0
16	Fremont Technology Park					7/30/2015	7/29/2015		7/30/2015	18.0%	N	Y	Acquisition	0
17	Royal Oaks Apartments					7/30/2015	7/30/2015				N	Y	Acquisition	0
18	University Office Plaza	The Oppenheimer Group	7,800	4.2%	9/30/2016	7/9/2015	7/9/2015				N	Y	Acquisition	10,188
19	10203 Santa Monica Boulevard	More Medavoy Management	1,041	3.9%	12/31/2015	7/10/2015	7/10/2015		7/12/2015	17.0%	N	Y	Refinance	625
20	Fresh Market Plaza	Gennaro’s Pizza	2,093	5.3%	10/1/2019	7/27/2015	7/27/2015				N	Y	Refinance	0
21	100 East Walton	Achieve Orthopedic Rehab	3,752	8.0%	12/31/2018	4/27/2015	4/27/2015				N	Y	Refinance	0
22	Haines City Mall	Buddy’s Home Furnishing	6,000	4.9%	12/31/2019	7/28/2015	7/28/2015				N	Y	Acquisition	0
23	Meadowlark Gardens Owners, Inc.					6/22/2015	6/17/2015				N	Y	Refinance	0
24	Creekwood Apartments					8/12/2015	8/12/2015				N	Y	Refinance	3,250
25	Extra Space Storage - Cockeysville					7/20/2015	7/20/2015				N	Y	Refinance	0
26	Holiday Inn - New Tampa					7/20/2015	7/20/2015				N	Y	Refinance	0
27	Sheraton Suites Chicago - Elk Grove					6/18/2015	6/17/2015				N	Y	Refinance	1,650
28	Birchwood on the Green Owners Corp.					6/5/2015	6/10/2015				N	Y	Refinance	0
29	Chagrin Plaza Beachwood	Craig W. Relman Co., L.P.A.	3,201	2.8%	12/31/2019	7/13/2015	7/13/2015				N	Y	Acquisition	251,875
30	Dollar General Portfolio					5/15/2015	Various		5/18/2015	Various	N	Y	Refinance	2,500
30.01	Vallejo					5/15/2015	5/20/2015		5/18/2015	18.0%	N	Y
30.02	Antioch					5/15/2015	5/15/2015		5/18/2015	16.0%	N	Y
30.03	Winters					5/15/2015	5/15/2015		5/18/2015	4.0%	N	Y
31	Miraloma Red Gum Business Park	Platinum Plumbing Services Co.	4,180	2.5%	1/31/2018	7/10/2015	8/11/2015		7/10/2015	15.0%	N	Y	Refinance	0
32	Redwood Apartments - Texas					7/21/2015	7/21/2015				N	Y	Refinance	0
33	Willow Glen Plaza	Charlie’s Cleaners	1,000	3.6%	11/30/2018	7/10/2015	7/10/2015		7/10/2015	10.0%	N	Y	Refinance	0
34	Budget Self Storage					8/5/2015	8/5/2015		8/5/2015	13.0%	N	Y	Refinance	0
35	Price Chopper Plaza	Gamestop	2,500	2.3%	5/31/2017	7/13/2015	7/9/2015				N	Y	Refinance	22,500
36	The Fort Tryon Corp.					7/1/2015	6/30/2015				N	Y	Refinance	0
37	Stevenson Retail Center	Starbucks	1,680	5.4%	8/31/2024	7/7/2015	7/7/2015		7/7/2015	14.0%	N	Y	Refinance	0
38	Holiday Inn Express & Suites - Reidsville					7/9/2015	7/8/2015				N	Y	Refinance	0
39	Walgreens – Clarkston					6/10/2015	6/10/2015				N	N	Refinance	0
40	Vista La Jolla	Michael Boulger	2,334	5.8%	12/31/2016	7/14/2015	7/14/2015		7/14/2015	7.0%	N	Y	Acquisition	0
41	831 Latour Court	Sapien Technologies	2,525	6.7%	7/31/2016	8/7/2015	8/7/2015		8/7/2015	16.0%	N	Y	Refinance	0
42	CVS - Frankfort					6/26/2015	7/1/2015				N	N	Acquisition	0
43	Rainbow Towne Storage					7/27/2015	7/27/2015				N	Y	Refinance	0
44	14120 Crosby Lynchburg Road					6/16/2015	6/16/2015				N	Y	Acquisition	0
45	Tudor Arms Owners Corp.					7/23/2015	7/23/2015				N	Y	Refinance	0
46	Green Township Self Storage					3/30/2015	3/30/2015				N	Y	Refinance	0
47	The Manton House Corp.					5/13/2015	5/12/2015				N	Y	Refinance	0
48	USCBP 10 Airport Road Shelby					4/24/2015	4/23/2015				N	Y	Acquisition	9,288
49	111 Tenants Corp.					7/10/2015	7/8/2015				N	Y	Refinance	0
50	606 Locust Avenue					7/16/2015	7/16/2015				N	Y	Acquisition	0
51	49 East Owners Corp.					6/25/2015	6/25/2015				N	Y	Refinance	0
52	Monroe Retail Center					7/27/2015	7/27/2015		7/24/2015	11.0%	N	Y	Refinance	0
53	Parkside Association, Inc.					6/17/2015	6/17/2015				N	Y	Refinance	0
54	East 72 Tenants Corp.					5/5/2015	5/4/2015				N	Y	Refinance	0
55	Carolyn Court Owners, Inc.					7/10/2015	6/26/2015				N	Y	Refinance	0
56	Bellcourt Owners, Inc.					6/17/2015	6/15/2015				N	Y	Refinance	0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(10)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC
1	One Court Square	0	Springing			0	Springing			0	Springing	0
2	Huntington by the Sea	102,260	12,782	Cash		22,339	Springing	Cash		0	4,463; Springing	160,650	Cash
3	Yosemite Resorts	258,877	32,360	Cash		137,968	43,533	Cash		0	1/12 of 4.0% of prior year’s gross revenues	0	Cash
3.01	Yosemite View Lodge
3.02	Yosemite Cedar Lodge
4	Northline Commons	1,409,139	156,571; Springing	Cash		0	Springing			0	7,874	0	Cash
5	Hilton Nashville	651,449	108,575	Cash		0	Springing			0	121,141	0	Cash
6	11 Madison Avenue	0	Springing			0	Springing			0	Springing	0
7	Hacienda Center	379,508	47,439	Cash		5,637	Springing	Cash		105,000	5,916	0	Cash
8	Manhattan Gateway Shopping Center	177,711	22,214	Cash		29,605	2,691	Cash		0	2,597	0	Cash
9	Imperial Village	200,508	33,418	Cash		0	Springing			70,000	Springing	70,000	Cash
10	Paper Factory Hotel	28,836	9,612	Cash		57,648	5,241	Cash		0	16,726	0	Cash
11	Lowe’s - San Bruno	0	Springing			0	Springing			0	Springing	0
12	Cooper’s Crossing	519,863	57,763	Cash		21,600	21,600	Cash		2,007,191	18,660	0	Cash
13	3011 North First Street	173,502	34,700	Cash		12,988	1,855	Cash		3,654	1,827	100,000	Cash
14	722 12th Street NW	115,620	26,252	Cash		0	Springing			0	432	0	Cash
15	The Parking Spot LAX	0	0			0	0			0	0	0
16	Fremont Technology Park	90,306	15,051	Cash		0	Springing			0	4,300	103,200	Cash
17	Royal Oaks Apartments	312,677	28,425	Cash		8,009	4,005	Cash		0	1,438; Springing	34,500	Cash
18	University Office Plaza	0	24,029	Cash		3,246	3,246	Cash		0	4,301	0	Cash
19	10203 Santa Monica Boulevard	78,026	9,753	Cash		3,818	1,909	Cash		0	332	0	Cash
20	Fresh Market Plaza	20,516	6,355	Cash		1,384	1,384	Cash		0	498	0	Cash
21	100 East Walton	0	Springing			0	Springing			0	Springing	0
22	Haines City Mall	158,217	13,185	Cash		12,135	4,045	Cash		0	1,425	68,384	Cash
23	Meadowlark Gardens Owners, Inc.	0	Springing			0	Springing			0	0	0
24	Creekwood Apartments	140,772	11,731	Cash		63,168	5,743	Cash		0	3,667	132,000	Cash
25	Extra Space Storage - Cockeysville	23,841	7,947	Cash		0	Springing			0	851; Springing	20,423	Cash
26	Holiday Inn - New Tampa	100,712	9,156	Cash		47,364	4,306	Cash		0	9,750	0	Cash
27	Sheraton Suites Chicago - Elk Grove	79,340	39,670	Cash		80,862	6,220	Cash		0	17,880	0	Cash
28	Birchwood on the Green Owners Corp.	223,897	55,974	Cash		0	Springing			0	0	0
29	Chagrin Plaza Beachwood	26,347	13,173	Cash		2,619	2,619	Cash		0	1,592	0	Cash
30	Dollar General Portfolio	34,945	8,736	Cash		6,843	978	Cash		0	412	0	Cash
30.01	Vallejo
30.02	Antioch
30.03	Winters
31	Miraloma Red Gum Business Park	43,308	7,173	Cash		3,564	1,782	Cash		0	2,056	50,000	Cash
32	Redwood Apartments - Texas	78,750	8,750	Cash		27,863	2,786	Cash		61,530	1,709	61,530	Cash
33	Willow Glen Plaza	35,150	7,030	Cash		1,501	1,501	Cash		0	464	11,128	Cash
34	Budget Self Storage	32,907	4,701	Cash		0	Springing			0	1,058	25,392	Cash
35	Price Chopper Plaza	210,000	24,658	Cash		35,428	2,952	Cash		0	4,622	0	Cash
36	The Fort Tryon Corp.	9,187	9,187	Cash		0	Springing			0	0	0
37	Stevenson Retail Center	30,180	5,030	Cash		0	Springing			0	753	18,072	Cash
38	Holiday Inn Express & Suites - Reidsville	37,356	3,736	Cash		5,926	1,482	Cash		0	5,192	0	Cash
39	Walgreens – Clarkston	0	Springing			0	Springing			0	Springing	0
40	Vista La Jolla	55,763	6,196	Cash		1,880	1,880	Cash		0	732; Springing	35,156	Cash
41	831 Latour Court	28,829	4,805	Cash		0	Springing			0	314	7,536	Cash
42	CVS - Frankfort	0	Springing			0	Springing			0	Springing	0
43	Rainbow Towne Storage	1,974	1,974	Cash		3,403	340	Cash		0	Springing	0
44	14120 Crosby Lynchburg Road	14,974	1,872	Cash		1,306	653	Cash		0	131	0	Cash
45	Tudor Arms Owners Corp.	31,266	5,587	Cash		0	Springing			0	0	0
46	Green Township Self Storage	5,453	5,453	Cash		2,292	764	Cash		0	1,104	0	Cash
47	The Manton House Corp.	8,000	8,000	Cash		0	Springing			0	0	0
48	USCBP 10 Airport Road Shelby	1,139	1,139	Cash		544	272	Cash		0	231	0	Cash
49	111 Tenants Corp.	0	Springing			0	Springing			0	0	0
50	606 Locust Avenue	24,172	Springing	Cash		4,780	Springing	Cash		0	113	0	Cash
51	49 East Owners Corp.	0	Springing			0	Springing			0	0	0
52	Monroe Retail Center	2,808	2,808	Cash		6,132	681	Cash		0	297	10,692	Cash
53	Parkside Association, Inc.	0	Springing			0	Springing			0	0	0
54	East 72 Tenants Corp.	0	Springing			0	Springing			0	0	0
55	Carolyn Court Owners, Inc.	0	Springing			0	Springing			0	0	0
56	Bellcourt Owners, Inc.	4,747	4,747	Cash		0	Springing			0	0	0

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(5)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)(11)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
1	One Court Square		0	0	0			0	0
2	Huntington by the Sea		0	0	0			0	0
3	Yosemite Resorts		0	0	0			0	0			Seasonality Reserve
3.01	Yosemite View Lodge
3.02	Yosemite Cedar Lodge
4	Northline Commons		0	Springing	0			0	0			Tenant Specific TILC Reserve
5	Hilton Nashville		0	0	0			0	0			Condominium Reserve
6	11 Madison Avenue		0	0	0			0	0			Tenant Specific Reserves
7	Hacienda Center		0	7,650; Springing	275,407	Cash		0	0			Landlord Work Reserve
8	Manhattan Gateway Shopping Center		0	5,125; Springing	512,500	Cash		0	0			Environmental Insurance Policy Reserve
9	Imperial Village		230,000	Springing	230,000	Cash		0	0			CAM Reserve
10	Paper Factory Hotel		0	0	0			0	0			Static Reserve
11	Lowe’s - San Bruno		0	Springing	0			0	0
12	Cooper’s Crossing		0	0	0			0	0
13	3011 North First Street		12,180	6,090	0	Cash		0	0			Rent Reserve
14	722 12th Street NW		0	4,322; Springing	155,597	Cash		0	0
15	The Parking Spot LAX		0	0	0			0	0
16	Fremont Technology Park		0	9,938	238,511	Cash		0	0
17	Royal Oaks Apartments		0	0	0			0	0
18	University Office Plaza		150,000	15,361; Springing	0	Cash		0	0			Outstanding TI/LC Reserve
19	10203 Santa Monica Boulevard		0	2,213; Springing	79,662	Cash		0	0
20	Fresh Market Plaza		0	1,660	0	Cash		0	0			Nail Salon Free Rent Reserve
21	100 East Walton		0	Springing	0			0	0
22	Haines City Mall		0	4,070	200,000	Cash		0	0
23	Meadowlark Gardens Owners, Inc.		0	0	0			0	0
24	Creekwood Apartments		0	0	0			0	0
25	Extra Space Storage - Cockeysville		0	0	0			0	0
26	Holiday Inn - New Tampa		0	0	0			0	0			Seasonality Reserve
27	Sheraton Suites Chicago - Elk Grove		0	0	0			0	0			PIP Holdback
28	Birchwood on the Green Owners Corp.		0	0	0			0	0			Collateral Security Agreement for Capital Improvements
29	Chagrin Plaza Beachwood		85,000	4,682; Springing	250,000	Cash		0	0
30	Dollar General Portfolio		0	0	0			0	0			Vapor Inspection O&M Reserve
30.01	Vallejo
30.02	Antioch
30.03	Winters
31	Miraloma Red Gum Business Park		50,000	5,169	50,000	Cash		0	0			Ground Rent Reserve
32	Redwood Apartments - Texas		0	0	0			0	0
33	Willow Glen Plaza		0	1,421	34,104	Cash		0	0
34	Budget Self Storage		0	0	0			0	0
35	Price Chopper Plaza		0	1,849	0	Cash		0	0
36	The Fort Tryon Corp.		0	0	0			0	0
37	Stevenson Retail Center		0	2,563	61,512	Cash		0	0			Roof Replacement Reserve
38	Holiday Inn Express & Suites - Reidsville		0	0	0			0	0			Seasonality Reserve
39	Walgreens – Clarkston		0	Springing	0			0	0
40	Vista La Jolla		0	3,329	0	Cash		0	0			Free Rent Reserve
41	831 Latour Court		0	1,839	66,204	Cash		0	0			Royce Instruments Free Rent Reserve
42	CVS - Frankfort		0	Springing	0			0	0
43	Rainbow Towne Storage		0	0	0			0	0
44	14120 Crosby Lynchburg Road		0	0	0			0	0
45	Tudor Arms Owners Corp.		0	0	0			0	0
46	Green Township Self Storage		0	0	0			0	0
47	The Manton House Corp.		0	0	0			0	0
48	USCBP 10 Airport Road Shelby		0	0	0			0	0
49	111 Tenants Corp.		0	0	0			0	0
50	606 Locust Avenue		0	750; Springing	0	Cash		0	0
51	49 East Owners Corp.		0	0	0			0	0
52	Monroe Retail Center		0	1,350	0	Cash		0	0
53	Parkside Association, Inc.		0	0	0			0	0			Collateral Security Agreement for Capital Improvements
54	East 72 Tenants Corp.		0	0	0			0	0
55	Carolyn Court Owners, Inc.		0	0	0			0	0
56	Bellcourt Owners, Inc.		0	0	0			0	0

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(5)	Other Escrow I (Monthly) ($)(12)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(5)
1	One Court Square	0	0	0				0
2	Huntington by the Sea	0	0	0				0
3	Yosemite Resorts	2,710,000	490,000	0	Cash			0
3.01	Yosemite View Lodge
3.02	Yosemite Cedar Lodge
4	Northline Commons	927,457	0	0	Cash		Gap Rent Reserve	225,000
5	Hilton Nashville	19,959	Springing	0	Cash		Parking Rent Reserve	0
6	11 Madison Avenue	81,152,102	0	0	Cash		Sony Free Rent / CS Sublease / Title Endorsement Reserve	Sony Free Rent - $18,847,898 / CS Sublease - $36,500,000 / Title Endorsement - $1,000
7	Hacienda Center	1,590,000	0	0	Cash		Free Rent Reserve	64,202
8	Manhattan Gateway Shopping Center	76,912	0	0	Cash			0
9	Imperial Village	0	Springing	0				0
10	Paper Factory Hotel	0	100,000; Springing	2,000,000	Cash			0
11	Lowe’s - San Bruno	0	0	0				0
12	Cooper’s Crossing	0	0	0				0
13	3011 North First Street	389,069	0	0	Cash			0
14	722 12th Street NW	0	0	0				0
15	The Parking Spot LAX	0	0	0				0
16	Fremont Technology Park	0	0	0				0
17	Royal Oaks Apartments	0	0	0				0
18	University Office Plaza	74,565	0	0	Cash			0
19	10203 Santa Monica Boulevard	0	0	0				0
20	Fresh Market Plaza	5,351	0	0	Cash			0
21	100 East Walton	0	0	0				0
22	Haines City Mall	0	0	0				0
23	Meadowlark Gardens Owners, Inc.	0	0	0				0
24	Creekwood Apartments	0	0	0				0
25	Extra Space Storage - Cockeysville	0	0	0				0
26	Holiday Inn - New Tampa	90,370	Springing	0	Cash			0
27	Sheraton Suites Chicago - Elk Grove	3,000,000	0	0	Cash		Seasonality Reserve	100,000
28	Birchwood on the Green Owners Corp.	1,000,000	0	0	Cash			0
29	Chagrin Plaza Beachwood	0	0	0				0
30	Dollar General Portfolio	13,900	1,588	0	Cash			0
30.01	Vallejo
30.02	Antioch
30.03	Winters
31	Miraloma Red Gum Business Park	48,175	48,175	0	Cash			0
32	Redwood Apartments - Texas	0	0	0				0
33	Willow Glen Plaza	0	0	0				0
34	Budget Self Storage	0	0	0				0
35	Price Chopper Plaza	0	0	0				0
36	The Fort Tryon Corp.	0	0	0				0
37	Stevenson Retail Center	31,000	0	0	Cash			0
38	Holiday Inn Express & Suites - Reidsville	54,440	Springing	0	Cash		PIP Reserve	0
39	Walgreens – Clarkston	0	0	0				0
40	Vista La Jolla	57,156	0	0	Cash			0
41	831 Latour Court	25,405	0	0	Cash			0
42	CVS - Frankfort	0	0	0				0
43	Rainbow Towne Storage	0	0	0				0
44	14120 Crosby Lynchburg Road	0	0	0				0
45	Tudor Arms Owners Corp.	0	0	0				0
46	Green Township Self Storage	0	0	0				0
47	The Manton House Corp.	0	0	0				0
48	USCBP 10 Airport Road Shelby	0	0	0				0
49	111 Tenants Corp.	0	0	0				0
50	606 Locust Avenue	0	0	0				0
51	49 East Owners Corp.	0	0	0				0
52	Monroe Retail Center	0	0	0				0
53	Parkside Association, Inc.	1,000,000	0	0	Cash			0
54	East 72 Tenants Corp.	0	0	0				0
55	Carolyn Court Owners, Inc.	0	0	0				0
56	Bellcourt Owners, Inc.	0	0	0				0

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases
1	One Court Square	0	0				Fee
2	Huntington by the Sea	0	0				Fee and Leasehold	12/31/2035	$600,000	Commencing 1/1/2016 and on each anniversary thereafter, base rent will be increased annually (but not decreased) by a CPI multiple
3	Yosemite Resorts	0	0				Fee
3.01	Yosemite View Lodge						Fee
3.02	Yosemite Cedar Lodge						Fee
4	Northline Commons	0	0	Cash			Fee
5	Hilton Nashville	Springing	0				Fee
6	11 Madison Avenue	0	0	Cash			Fee
7	Hacienda Center	0	0	Cash			Fee
8	Manhattan Gateway Shopping Center	0	0				Fee
9	Imperial Village	0	0				Fee
10	Paper Factory Hotel	0	0				Fee
11	Lowe’s - San Bruno	0	0				Fee
12	Cooper’s Crossing	0	0				Fee
13	3011 North First Street	0	0				Fee
14	722 12th Street NW	0	0				Fee
15	The Parking Spot LAX	0	0				Fee
16	Fremont Technology Park	0	0				Fee
17	Royal Oaks Apartments	0	0				Fee
18	University Office Plaza	0	0				Fee
19	10203 Santa Monica Boulevard	0	0				Fee
20	Fresh Market Plaza	0	0			2,200,000	Fee
21	100 East Walton	0	0				Fee
22	Haines City Mall	0	0				Fee
23	Meadowlark Gardens Owners, Inc.	0	0				Fee
24	Creekwood Apartments	0	0				Fee
25	Extra Space Storage - Cockeysville	0	0				Fee
26	Holiday Inn - New Tampa	0	0				Fee
27	Sheraton Suites Chicago - Elk Grove	41,600	0	Cash			Fee
28	Birchwood on the Green Owners Corp.	0	0				Fee
29	Chagrin Plaza Beachwood	0	0				Fee
30	Dollar General Portfolio	0	0				Fee
30.01	Vallejo						Fee
30.02	Antioch						Fee
30.03	Winters						Fee
31	Miraloma Red Gum Business Park	0	0				Leasehold	7/31/2060	$578,095	Adjusted every three years by the CPI (next adjustment effective 1/1/16)
32	Redwood Apartments - Texas	0	0				Fee
33	Willow Glen Plaza	0	0				Fee
34	Budget Self Storage	0	0				Fee
35	Price Chopper Plaza	0	0				Fee
36	The Fort Tryon Corp.	0	0				Fee
37	Stevenson Retail Center	0	0				Fee
38	Holiday Inn Express & Suites - Reidsville	Springing	0				Fee
39	Walgreens – Clarkston	0	0				Fee
40	Vista La Jolla	0	0				Fee
41	831 Latour Court	0	0				Fee
42	CVS - Frankfort	0	0				Fee
43	Rainbow Towne Storage	0	0				Fee
44	14120 Crosby Lynchburg Road	0	0				Fee
45	Tudor Arms Owners Corp.	0	0				Fee
46	Green Township Self Storage	0	0				Fee
47	The Manton House Corp.	0	0				Fee
48	USCBP 10 Airport Road Shelby	0	0				Fee
49	111 Tenants Corp.	0	0				Fee
50	606 Locust Avenue	0	0				Fee
51	49 East Owners Corp.	0	0				Fee
52	Monroe Retail Center	0	0				Fee
53	Parkside Association, Inc.	0	0				Fee
54	East 72 Tenants Corp.	0	0				Fee
55	Carolyn Court Owners, Inc.	0	0				Fee
56	Bellcourt Owners, Inc.	0	0				Fee

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield
1	One Court Square	Hard/Springing Cash Management
2	Huntington by the Sea	Soft/Springing Cash Management
3	Yosemite Resorts	Hard/Springing Cash Management
3.01	Yosemite View Lodge
3.02	Yosemite Cedar Lodge
4	Northline Commons	Soft/Springing Cash Management
5	Hilton Nashville	Hard/Springing Cash Management
6	11 Madison Avenue	Hard/Springing Cash Management	1,075,000,000	3,233,642	310,670,000	310,670,000	2.82	2.77	45.7%	10.2%	10.0%
7	Hacienda Center	Hard/Springing Cash Management
8	Manhattan Gateway Shopping Center	Soft/Springing Cash Management
9	Imperial Village	Springing (Without Established Account)
10	Paper Factory Hotel	Springing (With Established Account)
11	Lowe’s - San Bruno	Hard/Springing Cash Management
12	Cooper’s Crossing	Soft/Upfront Cash Management
13	3011 North First Street	Hard/Springing Cash Management
14	722 12th Street NW	Hard/Springing Cash Management
15	The Parking Spot LAX	None
16	Fremont Technology Park	Springing (Without Established Account)
17	Royal Oaks Apartments	Springing (Without Established Account)
18	University Office Plaza	Hard/Springing Cash Management
19	10203 Santa Monica Boulevard	Hard/Upfront Cash Management
20	Fresh Market Plaza	Hard/Springing Cash Management
21	100 East Walton	Hard/Springing Cash Management
22	Haines City Mall	Springing (Without Established Account)
23	Meadowlark Gardens Owners, Inc.	None
24	Creekwood Apartments	Soft/Springing Cash Management
25	Extra Space Storage - Cockeysville	None
26	Holiday Inn - New Tampa	Springing (Without Established Account)
27	Sheraton Suites Chicago - Elk Grove	Hard/Springing Cash Management
28	Birchwood on the Green Owners Corp.	None	8,488,843	38,382	1,000,000	0	8.50	8.50	14.6%	46.1%	46.1%
29	Chagrin Plaza Beachwood	Hard/Springing Cash Management
30	Dollar General Portfolio	Hard/Springing Cash Management
30.01	Vallejo
30.02	Antioch
30.03	Winters
31	Miraloma Red Gum Business Park	None
32	Redwood Apartments - Texas	None
33	Willow Glen Plaza	Springing (Without Established Account)
34	Budget Self Storage	None
35	Price Chopper Plaza	Hard/Springing Cash Management
36	The Fort Tryon Corp.	None	6,192,319	27,797	1,000,000	0	3.10	3.10	18.7%	16.7%	16.7%
37	Stevenson Retail Center	Springing (Without Established Account)
38	Holiday Inn Express & Suites - Reidsville	Springing (Without Established Account)
39	Walgreens – Clarkston	None
40	Vista La Jolla	Hard/Springing Cash Management
41	831 Latour Court	None
42	CVS - Frankfort	Hard/Upfront Cash Management
43	Rainbow Towne Storage	None
44	14120 Crosby Lynchburg Road	Hard/Springing Cash Management
45	Tudor Arms Owners Corp.	None
46	Green Township Self Storage	None
47	The Manton House Corp.	None	2,796,603	12,571	500,000	0	3.27	3.27	37.0%	17.6%	17.6%
48	USCBP 10 Airport Road Shelby	Hard/Springing Cash Management
49	111 Tenants Corp.	None
50	606 Locust Avenue	Hard/Springing Cash Management
51	49 East Owners Corp.	None
52	Monroe Retail Center	Springing (Without Established Account)
53	Parkside Association, Inc.	None
54	East 72 Tenants Corp.	None	1,997,800	8,850	500,000	0	37.00	37.00	4.5%	196.7%	196.7%
55	Carolyn Court Owners, Inc.	None	1,248,659	5,845	250,000	0	5.69	5.69	19.4%	31.9%	31.9%
56	Bellcourt Owners, Inc.	None	1,248,536	5,660	250,000	0	6.74	6.74	14.5%	36.6%	36.6%

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mezzanine Debt Cut-off Date Balance($)	Sponsor(9)	Affiliated Sponsors	Mortgage Loan Number
1	One Court Square		Savanna Real Estate Fund III, L.P.; Savanna Real Estate (PIV) Fund III, L.P.; Savanna Real Estate Fund IIA, L.P.; Savanna Real Estate (AIV) Fund IIA, L.P.; Savanna Real Estate (PIV) Fund IIA, L.P.; OCS Master LP		1
2	Huntington by the Sea		Richard Julian; the Amended and Restated South State Trust Dated December 31, 1994		2
3	Yosemite Resorts		Gerald D. Fischer; Karane Fischer		3
3.01	Yosemite View Lodge				3.01
3.02	Yosemite Cedar Lodge				3.02
4	Northline Commons		The Public Sector Pension Investment Board; North American Development Group, Inc.		4
5	Hilton Nashville		Jeffrey Soffer		5
6	11 Madison Avenue	325,000,000	SL Green Realty Corp.		6
7	Hacienda Center		Wayne Cheng; Philip Kuo; Abraham Kuo		7
8	Manhattan Gateway Shopping Center		Daniel D. Crosser; Daniel Romano; Robert W. Comstock		8
9	Imperial Village		Moussa Shaaya; Abe Kamara		9
10	Paper Factory Hotel		Gal Sela		10
11	Lowe’s - San Bruno		Leon Khoury; Sana Khoury; Isam H. Khoury and Jane Khoury, individually and as trustees of the Khoury Family Trust		11
12	Cooper’s Crossing	22,300,490	Vito Dragone III		12
13	3011 North First Street		Peter Pau		13
14	722 12th Street NW		Norman Jemal		14
15	The Parking Spot LAX		Trust u/w/o Ella Drollinger		15
16	Fremont Technology Park		Dave Dollinger		16
17	Royal Oaks Apartments		Aaron Kurlansky; Stuart Zook; Ramon Corona		17
18	University Office Plaza		Barry Friedman; Bernard S. Bertram; Benjamin Schlossberg	Y - Group 1	18
19	10203 Santa Monica Boulevard		Steven Paul		19
20	Fresh Market Plaza		Beryl Schmid; Andrew Schmid		20
21	100 East Walton		Marc Reinisch		21
22	Haines City Mall		Alberto Dayan		22
23	Meadowlark Gardens Owners, Inc.				23
24	Creekwood Apartments		Pinchos D. Shemano		24
25	Extra Space Storage - Cockeysville		Jeaneen Stanley O’Donnell		25
26	Holiday Inn - New Tampa		David Larson; Dennis Larson; Steve Pelke; Gerald Carli; Richard Vanderzee		26
27	Sheraton Suites Chicago - Elk Grove		Dilip Hari; Avadhesh Agarwal		27
28	Birchwood on the Green Owners Corp.				28
29	Chagrin Plaza Beachwood		Barry Friedman; Bernard S. Bertram; Benjamin Schlossberg	Y - Group 1	29
30	Dollar General Portfolio		Casey B. Shires; Steven J. Rumsey		30
30.01	Vallejo				30.01
30.02	Antioch				30.02
30.03	Winters				30.03
31	Miraloma Red Gum Business Park		Eric Smyth		31
32	Redwood Apartments - Texas		Antun H. Domit; Marlene Domit		32
33	Willow Glen Plaza		Ramanlal Mistry; Ishvarlal Mistry; Hemant R. Mistry		33
34	Budget Self Storage		James L. Ledwith; James L. Ledwith and Cathleen C. Gellepis as trustees of the James L. Ledwith and Cathleen C. Gellepis Revocable Trust		34
35	Price Chopper Plaza		David Goldstein		35
36	The Fort Tryon Corp.				36
37	Stevenson Retail Center		Ike Gulesserian; Gulesserian 1998 Living Trust Agreement		37
38	Holiday Inn Express & Suites - Reidsville		Arvind Shah		38
39	Walgreens – Clarkston		C. Brody Glenn; David W. Glenn		39
40	Vista La Jolla		Paul Johnson; J & J Real Properties, LLC		40
41	831 Latour Court		Michael C. Jaeger; Robert A. McHugh, III individually and as trustee of the Robert A. McHugh III Living Trust		41
42	CVS - Frankfort		Mahbub Rahman; Azam Rahman		42
43	Rainbow Towne Storage		Gary R. Free; James L. McQueen		43
44	14120 Crosby Lynchburg Road		John S. Anderson	Y - Group 2	44
45	Tudor Arms Owners Corp.				45
46	Green Township Self Storage		Robert J. Krumdieck		46
47	The Manton House Corp.				47
48	USCBP 10 Airport Road Shelby		Jill Winer Fife; Howard Benjamin Fife		48
49	111 Tenants Corp.				49
50	606 Locust Avenue		John S. Anderson	Y - Group 2	50
51	49 East Owners Corp.				51
52	Monroe Retail Center		William R. Matthews; Robin M. Farwell		52
53	Parkside Association, Inc.				53
54	East 72 Tenants Corp.				54
55	Carolyn Court Owners, Inc.				55
56	Bellcourt Owners, Inc.				56

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FOOTNOTES TO ANNEX A-1

See “Annex B: Additional Mortgage Loan Information/Definitions” in the Free Writing Prospectus for additional information on all mortgage loans and “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” for additional information on the 15 largest mortgage loans.

(1)	“NCB” denotes National Cooperative Bank, N.A., “Natixis” denotes Natixis Real Estate Capital LLC, “SPREF” denotes Silverpeak Real Estate Finance LLC and “WFB” denotes Wells Fargo Bank, National Association.

(2)	For mortgage loan #2 (Huntington by the Sea), 96 out of 306 pads are borrower owned mobile homes, representing 31.4% of rentable pads (38.6% of U/W Revenues), as of the date of origination of the mortgage loan.

For mortgage loan #21 (100 East Walton), the Number of Units includes 27,427 square feet of retail space, and 19,310 square feet of office space.

(3)	For mortgage loan #1 (One Court Square), the mortgage loan is evidenced by Note A-4 of four pari passu notes, which have a combined Cut-off Date principal balance of $315,000,000. Note A-1, Note A-2 and Note A-3 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1, Note A-2, Note A-3 and Note A-4 in the aggregate (the “One Court Square Loan Combination”). Note A-4 represents a non-controlling interest in the One Court Square Loan Combination.

For mortgage loan #3 (Yosemite Resorts), the mortgage loan is evidenced by Note A-1 of two pari passu notes, which have a combined Cut-off Date principal balance of $84,889,282. Note A-2 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure presented are based on Note A-1 and Note A-2 in the aggregate (the “Yosemite Resorts Loan Combination”). Note A-1 represents the controlling interest in the Yosemite Resorts Loan Combination.

For mortgage loan #5 (Hilton Nashville), the mortgage loan is evidenced by Note A-2 of two pari passu notes, which have a combined Cut-off Date principal balance of $124,693,383. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on Note A-1 and Note A-2 in the aggregate (the “Hilton Nashville Loan Combination”). Note A-2 represents the non-controlling interest in the Hilton Nashville Loan Combination.

For mortgage loan #6 (11 Madison Avenue), the mortgage loan is evidenced by Note A-3-C1 of 16 pari passu notes and 3 subordinate notes (the “11 Madison Avenue Loan Combination”), which have a combined Cut-off Date principal balance of $764,330,000. Only Note A-3-C1 is included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on all of the pari passu notes in the aggregate. Note A-3-C1 represents a non-controlling interest in the 11 Madison Avenue Loan Combination.

For mortgage loan #12 (Cooper’s Crossing), the mortgage loan is evidenced by Note A-2 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $44,000,000. Note A-1 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on Note A-1 and Note A-2 in the aggregate (the “Cooper’s Crossing Loan Combination”). Note A-2 represents a non-controlling interest in the Cooper’s Crossing Loan Combination.

(4)	For mortgage loan #20 (Fresh Market Plaza), all LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $10,950,000 net of a $2,200,000 Holdback. Provided no default or event of default has occurred and is continuing, on not more than two occasions prior to September 11, 2017, the lender is required to disburse the Holdback funds to the borrower, subject to conditions including: (i) the borrower has delivered to the lender (a) a lease with a tenant acceptable to the lender (an “Earnout Tenant”) for space in the property that is vacant as of the

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date of origination of the mortgage loan entered into in accordance with the terms and conditions of the loan agreement, and (b) an estoppel certificate by such Earnout Tenant, evidencing that such Earnout Tenant has accepted its space, is in occupancy and is paying full unabated rent; and (ii) the debt yield of the mortgage loan is equal to or greater than 7.5%. If the Holdback has not been released by September 2017, the lender may apply the unreleased proceeds to pay down the loan, accompanied the applicable yield maintenance premium to be paid by the borrower. Assuming the full Holdback balance is not applied to the full loan amount of $10,950,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI Debt Yield and U/W NCF Debt Yield are 79.9%, 69.1%, 6.3% and 6.1%, respectively.

For mortgage loan #27 (Sheraton Suites Chicago – Elk Grove), the Appraised Value assumes the performance improvement plan, scheduled for completion by June 30, 2016, has been completed. The appraised value assuming the performance improvement plan has not been completed is $10,300,000. The Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD based on the $10,300,000 appraised value are 72.8% and 69.6%, respectively.

For mortgage loan #34 (Budget Self Storage), the Appraised Value includes eight container conversion units excluded from U/W Revenues. The appraised value excluding the container conversion units is $9,040,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $9,040,000 appraised value are 58.6% and 53.7%, respectively.

(5)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

For mortgage loan #6 (11 Madison Avenue), the largest tenant (1,266,051 square feet), representing 55.4% of net rentable square feet, has a rent abatement for approximately one year beginning June 1, 2032, unless reduced by any previously exercised termination options. The second largest tenant (578,791 of net rentable square feet), representing 25.3% of net rentable square feet, has executed a lease and taken possession, but is currently building out its space and has abated rent through August 2016. The fourth largest tenant (103,426 square feet), representing 4.5% of net rentable square feet, has executed a lease, is paying rent and has taken possession, but is currently building out its space. An $18,847,898 rent abatement reserve for the second largest tenant, $81,152,102 tenant improvements and leasing commissions reserve and a $59,060,332 tenant improvements and leasing commissions guaranty were taken at closing.

For mortgage loan #7 (Hacienda Center), the third largest tenant (9,964 square feet), representing 8.1% of net rentable square feet, has taken possession of its premises and is paying rent but is expected to open for business by October 2015. The third largest tenant will also have free rent in July and August 2016. Reserves in the amount of $47,209 were established on the date of origination of the mortgage loan, which will cover the rent during these two months.

For mortgage loan #13 (3011 North First Street), the sole tenant (146,159 square feet), representing 100.0% of net rentable square feet, has partially abated rent through October 2015. Reserves in the amount of $389,069 were established on the date of origination of the mortgage loan, which covers the rent abatement period.

For mortgage loan #40 (Vista La Jolla), the largest tenant (13,678 square feet), representing 34.2% of net rentable square feet, has free rent in February and March of 2016 and 2017. Reserves in the amount of $41,183 were established on the date of origination of the mortgage loan, which covers the rent during these four months. The second largest tenant (3,896 square feet), representing 9.8% of net rentable square feet, has free rent in April 2016. Reserves in the amount of $5,993 were established on the date of origination of the mortgage loan, which covers the rent during this month.

For mortgage loan #41 (831 Latour Court), the largest tenant (12,647 square feet), representing 33.6% of net rentable square feet, has free rent in January 2016 and January 2017. A $25,405 reserve was collected at close, representing the outstanding free rent.

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(6)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #6 (11 Madison Avenue), the largest tenant (1,266,051 square feet), representing 55.4% of net rentable square feet, may terminate its lease on one full floor as of any date from May 31, 2022 through April 30, 2027 upon providing 15 months’ written notice (“5 Year Termination Option”). The largest tenant may terminate its lease on one or two full floors (but only two full floors if the 5 Year Termination Option has not been exercised) as of any date from May 31, 2027 and April 30, 2032 upon providing 15 months’ written notice (“10 Year Termination Option”). The largest tenant may terminate its lease on three full floors, reduced by any floors terminated under the 5 Year Termination Option or the 10 Year Termination Option, as of any date from May 31, 2032 through April 30, 2037 upon providing 15 months’ written notice. For each termination option, the largest tenant shall pay a termination fee equal to the unamortized portion of the transaction costs, as defined in the lease, and abated rent.

For mortgage loan #16 (Fremont Technology Park), the largest tenant (75,765 square feet), representing 54.3% of net rentable square feet, may terminate its lease as of November 30, 2019 upon providing written notice by November 30, 2018 and payment of a termination fee equal to $285,250.

For mortgage loan #18 (University Office Plaza), the largest tenant (33,301 square feet), representing 18.1% of net rentable square feet, has the right to terminate its lease on all or a portion of its space in the event the government fails to provide specific appropriations to the tenant to sustain the lease or to satisfy any covenant of lease requiring the expenditure of money. The tenant may cancel the lease at the commencement of the applicable fiscal year or the lease will terminate as of the exhaustion of appropriated funds automatically, with no penalty whatsoever. The third largest tenant, (8,274 square feet), representing 4.5% of net rentable square feet, has the right to terminate its lease with at least 6 months’ prior notice, if such notice is given within 30 days after the third largest tenant’s receipt of notice of the loss of federal and/or state funding that directly pays for the primary service performed by the third largest tenant.

For mortgage loan #22 (Haines City Mall), the fifth largest tenant (6,000 square feet), representing 4.9% of net rentable square feet has a one-time right to terminate its lease on December 31, 2017 upon providing written notice by June 30, 2017.

For mortgage loan #29 (Chagrin Plaza Beachwood), the second largest tenant (8,574 square feet), representing 7.6% of net rentable square feet, has the right to terminate its lease on January 31, 2016 or on any July 31st or January 31st thereafter, upon providing six months’ written notice, and the payment of a termination fee equal to $65,400 for January 31, 2016, $55,300 for July 31,2016, $44,9000 for January 31, 2017, $34,200 for July 31, 2017, $23,200 for January 31, 2018 and $11,800 for July 31, 2018. The fourth largest tenant (4,805 square feet), representing 4.2% of net rentable square feet, has the right to terminate its lease at any time after August 1, 2015 upon 90 days’ prior written notice and the payment, in two installments, of a termination fee in an amount equal to the unamortized landlord work and brokerage commissions plus 8% interest.

For mortgage loan #31 (Miraloma Red Gum Business Park), the third largest tenant (4,896 square feet), representing 3.0% of net rentable square feet, may terminate its lease at any time upon the third largest tenant’s acquisition of a building to operate its business.

For mortgage loan #33 (Willow Glen Plaza), the largest tenant (16,830 square feet), representing 60.5% of net rentable square feet, may terminate its lease as of July 31, 2028, and every five years thereafter, upon providing 6 months’ written notice.

For mortgage loan #37 (Stevenson Retail Center), the fifth largest tenant (1,680 square feet), representing 5.4% of net rentable square feet, may terminate its lease on or after August 31, 2019 upon providing at least 120 days’ written notice and payment of a termination fee equal to $10,954.

A-1-19

For mortgage loan #39 (Walgreens – Clarkston), the sole tenant (14,550 square feet), representing 100.0% of net rentable square feet, may terminate its lease as of April 30, 2035, and every five years thereafter, upon providing 6 months’ written notice.

For mortgage loan #48 (USCBP 10 Airport Road Shelby), the sole tenant (16,292 square feet), representing 100.0% of net rentable square feet, has the right to terminate its lease or any portion thereof at any time after May 31, 2025 upon providing 30 days’ written notice.

(7)	For mortgage loan #6 (11 Madison Avenue), the borrower currently leases a portion of space from the largest tenant (1,266,051 square feet), representing 55.4% of net rentable square feet, which is then subleased to the second largest tenant (578,791 square feet), representing 25.3% of net rentable square feet. Upon the expiration of the largest tenant’s lease for that subleased space on May 31, 2017, the sublease between the borrower and the second largest tenant will become a direct lease.

For mortgage loan #18 (University Office Plaza), the largest tenant (33,301 square feet), representing 18.1% of net rentable square feet, has multiple leases that expire as follows: 22,744 square feet expire on July 31, 2021 and 10,557 square feet expire on June 30, 2025. The second largest tenant (29,159 square feet), representing 15.8% of net rentable square feet, has multiple leases that expire as follows: 24,803 square feet expire on December 31, 2019 and 4,356 square feet expire on June 30, 2019.

For mortgage loan #19 (10203 Santa Monica Boulevard), the largest tenant (12,888 square feet), representing 48.5% of net rentable square feet, has multiple leases that expire as follows: 2,761 square feet expire in June 30, 2017; 9,103 square feet expire on January 1, 2019; and 1,024 square feet expire on June 1, 2019.

(8)	For mortgage loan #1 (One Court Square), the sole tenant (1,401,609 square feet), representing 100.0% of net rentable square feet, subleases a portion of the retail space to outside tenants and the 44th floor to National Benefit Life Insurance Company.

(9)	For mortgage loan #19 (10203 Santa Monica Boulevard), the largest tenant (12,888 square feet), representing 48.5% of net rentable square feet, is affiliated with the sponsors.

(10)	For mortgage loan #27 (Sheraton Suites Chicago - Elk Grove), the Monthly Replacement Reserve, will be adjusted to an amount equal to the greater of: (a) 1/12 of 3.0% of annual gross revenues through August 6, 2017, and (b) 1/12 of 4.0% of annual gross revenues commencing on September 6, 2017 and every payment date thereafter; and (ii) any amount required under franchise agreement for FF&E work.

(11)	For mortgage loan #41 (831 Latour Court), the TI/LC Reserve Cap can be reduced to $44,136 upon the borrower’s written request any time after September 11, 2018 upon satisfaction of conditions in the loan agreement.

(12)	For mortgage loan #3 (Yosemite Resorts), the Other Escrow I (Monthly) amount will commence on the payment date occurring in October 2015 and continue on each and every payment date in June: $390,000, July: $730,000, August: $850,000, September: $740,000, October: $490,000. Such Deposits may be increased or decreased from time to time by lender in such amount as lender shall deem to be necessary in its reasonable discretion to reflect any anticipated increases or decreases in net operating income.

For mortgage loan #31 (Miraloma Red Gum Business Park), the Other Escrow I (Monthly) amount will adjust to match actual monthly ground rent payments required.

A-1-20